OFFICE LEASE AGREEMENT
BETWEEN
Peachtree II and III, L.L.C., a Georgia limited liability company
AS LANDLORD
AND
MDA HOLDINGS, INC.
AS TENANT
DATED

July 18, 2013

TABLE OF CONTENTS
1.    Definitions and Basic Provisions    1
2.    Lease Grant    1
3.    Tender of Possession    1
4.    Rent    2
5.    Delinquent Payment; Handling Charges    2
6.    Services; Utilities; Common Areas    3
(a)    Services    3
Janitorial Services    4
(c)    Common Areas    4
(d)    Parking    5
7.    Alterations; Repairs; Maintenance; Signs; Security System    5
(a)    Alterations    5
(b)    Repairs; Maintenance    7
(i)    By Landlord    7
(ii)    By Tenant    7
(iii)    Performance of Work    9
(c)    Mechanic’s Liens    9
(d)    Signs    10
(e)    Security System    10
8.    Use    11
9.    Assignment and Subletting    12
(a)    Transfers    12
(b)    Consent Standards    12
(c)    Request for Consent    12
(d)    Conditions to Consent    13
(e)    Attornment by Subtenants    13
(f)    Cancellation    14
(g)    Additional Compensation    15
10.    Insurance; Waivers; Subrogation; Indemnity    16
(a)    Tenant’s Insurance. .    17
(b)    Landlord’s Insurance     18
(c)    Waiver of Subrogation.     18
(d)    Indemnity.     18
11.    Subordination; Attornment; Notice to Landlord’s Mortgagee    19
(a)    Subordination    19
(b)    Attornment    19
(c)    Notice to Landlord’s Mortgagee    19
(d)    Landlord’s Mortgagee’s Protection Provisions    19
12.    Rules and Regulations    19
13.    Condemnation    19
(a)    Total Taking    20
(b)    Partial Taking - Tenant’s Rights    20
(c)    Partial Taking - Landlord’s Rights    20

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(d)    Award    20
14.    Fire or Other Casualty    20
(a)    Repair Estimate    20
(b)    Tenant’s Rights    20
(c)    Landlord’s Rights    21
(d)    Repair Obligation    21
(e)    Abatement of Rent    21
15.    Personal Property Taxes    21
16.    Events of Default    21
(a)    Payment Default    21
(b)    Abandonment    21
(c)    Estoppel/Financial Statement/Commencement Date Letter    22
(d)    Insurance    22
(e)    Mechanic’s Liens    22
(f)    Other Defaults    22
(g)    Insolvency    22
17.    Remedies    22
(a)    Termination of Lease    22
(b)    Termination of Possession    23
(c)    Perform Acts on Behalf of Tenant    23
(d)    Alteration of Locks    23
18.    Payment by Tenant; Non-Waiver; Cumulative Remedies    23
(a)    Payment by Tenant    23
(b)    No Waiver    24
(c)    Cumulative Remedies    24
(d)    No Designation    24
(e)    No Counterclaims    24
19.    Landlord’s Lien    25
20.    Surrender of Premises    25
21.    Holding Over    25
22.    Certain Rights Reserved by Landlord    26
(a)    Building Operations    26
(b)    Security    26
(c)    Repairs and Maintenance    26
(d)    Prospective Purchasers and Lenders    26
(e)    Prospective Tenants    26
23.    Substitution Space    27
24.    Hazardous Materials    27
25.    Miscellaneous    29
(a)    Landlord Transfer    29
(b)    Landlord’s Liability    29
(c)    Force Majeure    29
(d)    Brokerage    29
(e)    Estoppel Certificates    29
(f)    Notices    30

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(g)    Separability    30
(h)    Amendments; Binding Effect    30
(i)    Quiet Enjoyment    30
(j)    No Merger    30
(k)    No Offer    30
(l)    Entire Agreement    30
(m)    Waiver of Jury Trial    31
(n)    Governing Law    31
(o)    Recording    31
(p)    Joint and Several Liability    31
(q)    Financial Reports    31
(r)    Landlord’s Fees    31
(s)    Telecommunications    31
(t)    Representations and Warranties.    32
(u)    Confidentiality    32
(v)    Authority    32
(w)    Usufruct    33
(x)    Adjacent Excavation    33
(y)    On-Site Refueling    33
(z)    List of Exhibits    33

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BASIC LEASE INFORMATION
This Basic Lease Information is attached to and incorporated by reference to an Office Lease Agreement between Landlord and Tenant, as defined below.

Lease Date:	July 18, 2013
Landlord:	Peachtree II and III, L.L.C., a Georgia limited liability company
Tenant:	MDA Holdings, Inc., a Delaware corporation
Premises:
Suite No. 300 containing a total of 41,607 rentable square feet, in the building commonly known as 4775 Peachtree Industrial Blvd. (the “Building”), and whose street address is 4775 Peachtree Industrial Blvd., Peachtree Corners, Georgia. The Premises are outlined on the plan attached to the Lease as Exhibit A. The land on which the Building is located (the “Land”) is described on Exhibit B. The term “Complex” shall collectively refer to the Building and any other buildings which comprise a multi-building complex owned by Landlord, if applicable. The term “Project” shall collectively refer to the Building or Complex, as applicable, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof, including without limitation the Common Areas (as defined in Section 7(c)).

Term:
Ten (10) years, eight (8) months commencing on the Commencement Date and ending at 12:00 p.m. local time on the last day of the 128th full calendar month following the Commencement Date (the “Fixed Expiration Date”), subject to adjustment and earlier termination as provided in the Lease (the Fixed Expiration Date, or such earlier date that this Lease terminates pursuant to the terms hereof or pursuant to law, is referred to as the “Expiration Date”).

Commencement Date:

The later of: (a) the date on which the Work (as defined in Exhibit D hereto) in the Premises is Substantially Completed (as defined in Exhibit D hereto); or (b) the date on which the Work in the Premises would have been Substantially Completed but for the occurrence of any Tenant Delay Days (as defined in Exhibit D hereto).

Base Rent:	Base Rent shall be the following amounts for the following periods of time:
	Lease Month	Annual Base Rent Rate Per Rentable Square Foot	Monthly Base Rent
	1-12	$8.95	$31,031.88*
	13-24	$9.17	$31,794.68*
	25-36	$9.40	$32,592.15
	37-48	$9.64	$33,424.29
	49-60	$9.88	$34,256.43
	61-72	$10.13	$35,123.24
	73-84	$10.38	$35,990.05
	85-96	$10.64	$36,891.54
	97-108	$10.90	$37,793.03
	109-120	$11.18	$38,763.85
	121-128	$11.46	$39,734.69

*Subject to the terms of Exhibit K attached hereto.

As used herein, the term “Lease Month” shall mean each calendar month during the Term (and if the Commencement Date does not occur on the first (1st) day of a calendar month, the period from the Commencement Date to the first (1st) day of the next calendar month shall be included in the first (1st) Lease Month for purposes of determining the duration of the Term and the monthly Base Rent rate applicable for such partial month).

Rent:	Base Rent, Additional Rent, Taxes and Insurance (each as defined in Exhibit C hereto), and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.
Permitted Use:	General office and any ancillary use, and for no other purpose whatsoever.
Proportionate Share:
77.14%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) 53,938 rentable square feet for the Building. 25.49%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) 163,231 rentable square feet for the Complex. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the buildings in the Complex set forth above is conclusive as to the square footage in existence on the date of this Lease and shall be binding upon them.

Initial Liability Insurance Amount:	$2,000,000
Broker/Agent:	For Tenant: Cushman & Wakefield of Georgia, Inc. For Landlord: CBRE
Tenant’s Address:	Prior to Commencement Date: 145 Technology Parkway Norcross, GA 30092 Attention: Telephone:770-246-9191 Telecopy:770-246-0882	Following Commencement Date: 4775 Peachtree Industrial Blvd Suite 300 Norcross, GA Attention: Telephone: Telecopy:
Landlord’s Address:
For all Notices:
Peachtree II and III, LLC
C/O Continental Property Group
1907 Wayzata Blvd, Suite 250
Wayzata, MN 55391
Attention: Traci Tomas
Telephone: 952-473-1700
Fax: 952-473-2700

With a copy to:
Robins, Kaplan, Miller & Ciresi, LLP
800 LaSalle Avenue
2800 LaSalle Plaza
Minneapolis, MN 55402
Attn: Steven A. Schumeister
Telephone: 612-349-8751
Fax: 612-339-4181

DAL:752850.2

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:	Peachtree II and III, L.L.C., a Georgia limited liability company

By:    /s/ Traci Tomas
Name: Traci Tomas
Title: Vice President

TENANT:	MDA HOLDINGS, INC., a Delaware corporation

By:/s/ James E. Ginter	Name: James E. Ginter Title: President

DAL:752850.2

OFFICE LEASE AGREEMENT
This Office Lease Agreement (this “Lease”) is entered into as of July 18, 2013, between Peachtree II and III LLC, a Georgia limited liability company (“Landlord”), and MDA HOLDINGS, INC., a Delaware corporation (“Tenant”).
1.Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s exterior walls, roof, elevator shafts (if any), footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Premises’ and Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems; “Business Day(s)” means Monday through Friday of each week, exclusive of Holidays; “Holidays” means New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other nationally or regionally recognized holiday; “including” means including, without limitation; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all recorded restrictive covenants affecting the Project, and “Law” shall mean any of the foregoing; “Normal Business Hours” means 7:00 a.m. to 6:00 p.m. on Business Days and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of Holidays; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises); and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, and invitees.
2.Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises (as defined in the Basic Lease Information).
3.Tender of Possession. Landlord and Tenant presently anticipate that the Commencement Date (as defined in the Basic Lease Information) will occur on March 1, 2014 (the “Estimated Delivery Date”). The validity of this Lease shall not be affected or impaired if Landlord is unable to tender possession of the Premises to Tenant in the condition required hereby by the Estimated Delivery Date and Landlord shall not be in default hereunder or be liable for damages resulting therefrom, in each case, and Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant unless a delay is caused by Landlord for which result in a day for day abatement of rent until such time Tenant is able to commence the lease. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy Prior to so occupying the Premises, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit F hereto confirming: (1) the Commencement Date and the Fixed Expiration Date (as defined in the Basic Lease Information); (2) that Tenant has accepted the Premises; and (3) that Landlord has performed all of its obligations with respect to the Premises; however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease. Tenant’s failure to execute such document within ten (10) Business Days of receipt thereof from Landlord shall be deemed to constitute Tenant’s agreement to the contents of such document. Occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Rent.
4.Rent. Tenant shall timely pay to Landlord Rent (as defined in the Basic Lease Information), including the amounts set forth in Exhibit C hereto, without notice, demand, or deduction, by good and sufficient check drawn on a national banking association at Landlord’s address provided for in this Lease or as otherwise specified by Landlord in writing and shall be accompanied by all applicable state and local sales or use taxes. The obligations of Tenant to pay Base Rent (as defined in the Basic Lease Information) and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Base Rent, adjusted as herein provided, shall be payable monthly in advance. The first (1st) monthly installment of Base Rent shall be payable contemporaneously with the execution of this Lease; thereafter, Base Rent shall be payable on the first (1st) day of each month beginning on the first (1st) day of the second (2nd) full calendar month of the Term, subject to the Base Rent Abatement (as defined in Exhibit K). The monthly Base Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Base Rent in effect during the partial month and the number of days in the partial month, and shall be due on the Rent Commencement Date. Payments of Base Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay Additional Rent, Taxes and Insurance (each as defined in Exhibit C) at the same time and in the same manner as Base Rent.
5.Delinquent Payment. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of ten percent (10%) per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”). Any such late charge and interest payment shall be payable as Additional Rent under this Lease, shall not be considered a waiver by Landlord of any default by Tenant hereunder, and shall be payable immediately on demand. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest. Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence (but not any subsequent occurrence) during any twelve-month period that Tenant fails to make payment when due, until five (5) days after Landlord delivers written notice of such delinquency to Tenant.

6.Services; Utilities; Common Areas.
(a) Services. Landlord and Tenant acknowledge and agree that the electrical service and all other utilities provided to the Premises are separately circuited and/or metered such that Tenant shall be billed by utility provider directly and will pay the utility provider for the costs associated with electricity and other utilities consumed. Tenant hereby agrees to pay during the Term, the costs of all such utilities furnished to the Premises, including, without limitation, water, gas, if any, electricity, sewer and refuse disposal. To the extent water, sewer and refuse disposal for the Premises and other tenant space within the Building are not separately billed to Tenant and the other tenants of the Building, Tenant shall pay its Proportionate Share of such costs for such services to Landlord as part of Operating Costs. Tenant shall be solely responsible for the payment of all telephone and cable charges, including, without limitation, the cost of installation at the Premises of all telephone and cable equipment which may be installed at the request of Tenant.
(b) Electricity. Landlord acknowledges 3000 AMP 480 / 277 volt, 3 phase electrical power is supplied to the Complex (hereinafter referred to as the “Building standard rated electrical design load”). Tenant shall be allocated Tenant’s pro rata share of the Building standard circuits provided on the floor(s) Tenant occupies. Should Tenant’s fully connected electrical design load exceed the Building standard rated electrical design load for either low or high voltage electrical consumption, or if Tenant’s electrical design requires low voltage or high voltage circuits in excess of Tenant’s share of the Building standard circuits, Tenant shall be responsible for complying with any of Landlord’s requirements in connection therewith, including, without limitation, installing (at Tenant’s expense) one (1) additional high voltage panel and/or one (1) additional low voltage panel with associated transformer (which additional panels and transformers shall be hereinafter referred to as the “additional electrical equipment”). If the additional electrical equipment is installed because Tenant’s low or high voltage rated electrical design load exceeds the applicable Building standard rated electrical design load, then a meter may also be added at Landlord’s option (at Tenant’s expense) to measure the electricity used through the additional electrical equipment. The design and installation of any additional electrical equipment (or related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld). All expenses incurred by Landlord in connection with the review and approval of any additional electrical equipment shall also be reimbursed to Landlord by Tenant. Tenant shall also pay on demand the actual metered cost of electricity consumed through the additional electrical equipment (if applicable), plus any actual accounting expenses incurred by Landlord in connection with the metering thereof.
Notwithstanding the foregoing, if: (i) such utility service is interrupted because of the acts of Landlord, its employees, agents or contractors; (ii) Tenant notifies Landlord of such interruption in writing (the “Interruption Notice”); (iii) such interruption does not arise in whole or in part as a result of an act or omission of a Tenant Party; (iv) such interruption is not caused by a fire or other casualty; (v) the repair or restoration of such service is reasonably within the control of Landlord; and (vi) as a result of such interruption, the Premises or a material portion thereof, is rendered untenantable (meaning that Tenant is unable to use the Premises in the normal course of it business) and Tenant in fact ceases to use the Premises, or material portion thereof, then, Tenant’s sole remedy for such interruption shall be as follows: on the fifth (5th) consecutive business day following the later to occur of the date the Premises (or material portion thereof) becomes untenantable, the date Tenant ceases to use such space and the date Tenant provides Landlord with an Interruption Notice, the Rent payable hereunder shall be abated on a per diem basis for each day after such five (5) business day period based upon the percentage of the Premises so rendered untenantable and not used by Tenant, and such abatement shall continue until the date the Premises become tenantable again.

(c) Janitorial Services. Tenant shall furnish, at Tenant’s sole expense, regularly scheduled janitorial service to the Premises on weekdays, other than Holidays, in a manner that is consistent with first -class office buildings in the vicinity of the Building.
(d) Common Areas. The term “Common Area” is defined for all purposes of this Lease as that part of the Building or Complex, as applicable, intended for the common use of all tenants, including among other facilities (as such may be applicable to the Building or Complex, as applicable), the ground floor lobby, elevator lobbies and hallways on multi-tenant floors, parking areas, private streets and alleys of the Building or Complex, as applicable, landscaping, curbs, loading areas, sidewalks, malls and promenades (enclosed or otherwise), lighting facilities, drinking fountains, meeting rooms, public toilets, the parking garage, and the like, but excluding: (i) space in buildings (now or hereafter existing) designated for rental for commercial purposes, as the same may exist from time to time; (ii) streets and alleys not maintained by Landlord; (iii) areas within the Building or Complex, as applicable, which may from time to time not be owned by Landlord (unless subject to a cross-access agreement recorded in the public records and benefiting the area which includes the Premises); and (iv) areas leased to a single-purpose user where access is restricted. In addition, although the roof(s) of the Building or buildings in the Complex are not literally part of the Common Area, they will be deemed to be so included for purposes of: (i) Landlord’s ability to prescribe rules and regulations regarding same; and (ii) its inclusion for purposes of Operating Costs reimbursements. Landlord reserves the right to change from time to time, the dimensions and location of the Common Area, as well as the dimensions, identities, locations and types of any buildings, signs or other improvements in the Project, so as long as Tenant’s Proportionate Share is not increased. For example, and without limiting the generality of the immediately preceding sentence, Landlord may from time to time substitute for any parking area other areas reasonably accessible to the tenants of the Building or Complex, as applicable, which areas may be elevated, surface or underground. Tenant, and its employees and customers, and when duly authorized pursuant to the provisions of this Lease, its subtenants, licensees and concessionaires, shall have the non-exclusive right to use the Common Area (excluding the roof(s)) as constituted from time to time, such use to be in common with Landlord, other tenants in the Building or Complex, as applicable, and other persons permitted by the Landlord to use the same, and subject to rights of governmental authorities, easements and other restrictions of record, and such reasonable rules and regulations governing use as Landlord may from time to time prescribe. Without limiting the generality of Landlord’s ability to establish rules and regulations governing all aspects of the Common Area, Tenant agrees as follows:
(i)Tenant shall not solicit business within the Common Area nor take any action which would interfere with the rights of other persons to use the Common Area.
(ii)Landlord may temporarily close any part of the Common Area for such periods of time as may be reasonably necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights provided that such closure does not materially limit Tenant’s rights hereunder.
(iii)With regard to the roof(s) of the Building or building(s) in the Complex, as applicable, use of the roof(s) is reserved to Landlord, or with regard to any tenant demonstrating to Landlord’s satisfaction a need to use same, to such tenant after receiving prior written consent from Landlord.
(e) Parking. Tenant and its employees shall be entitled to use Tenant’s proportionate share of the parking spaces in the parking areas made available to the Building by Landlord, which proportionate share shall be determined using a ratio of 4 parking spaces per 1,000 rentable square feet contained in the Premises, free of charge during the Term and any renewals or extensions thereof. Such spaces shall be used in common with other tenants, invitees and visitors of the Building. Tenant shall have the right to park in the Building parking facilities in common with other tenants of the Building upon such terms and conditions as may be established by Landlord from time to time. If Tenant uses more than the above allocated number of parking spaces, Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in use of the parking facilities. Without reducing the ratio of parking spaces per rental square feet, Landlord reserves the right in its reasonable discretion to determine whether the parking facilities are becoming overburdened and to allocate and assign parking spaces among Tenant and other tenants, and to reconfigure the parking area and modify the existing ingress to and egress from the parking area as Landlord shall reasonably deem appropriate. Tenant covenants and agrees to fully cooperate with Landlord in the enforcement of any program of rules and regulations designed for the orderly control and operation of parking areas.
7.Alterations; Repairs; Maintenance; Signs; Security System.
(a)    Alterations. Tenant shall not make any alterations, additions or improvements to the Premises (collectively, the “Alterations”) without the prior written consent of Landlord (any such consent is referred to as an “Alterations Consent”), which consent Landlord shall not unreasonably withhold, condition or delay; provided, that Tenant may install unattached, movable trade fixtures, which may be installed without drilling, cutting or otherwise defacing the Premises, without Landlord’s consent. Tenant shall furnish complete plans and specifications to Landlord for its approval at the time Tenant requests Landlord’s consent to any Alterations if the desired Alterations: (i) are reasonably likely to affect the Building’s Systems or Building’s Structure; (ii) will require the filing of plans and specifications with any governmental or quasi-governmental agency or authority; (iii) are estimated to cost in excess of Fifty Thousand Dollars ($50,000); or (iv) will require a building permit or similar governmental approval to undertake. Subsequent to obtaining Landlord’s consent and prior to commencement of the Alterations, Tenant shall deliver to Landlord any building permit required by applicable Law and a copy of the executed construction contract(s). Tenant shall reimburse Landlord within thirty (30) days after the rendition of a bill for all of Landlord’s reasonable and documented actual out-of-pocket costs incurred in connection with any Alterations, including all management, engineering, outside consulting, and construction fees incurred by or on behalf of Landlord for the review and approval of Tenant’s plans and specifications and for the monitoring of construction of the Alterations. If Landlord consents to the making of any Alteration, such Alteration shall be made by Tenant at Tenant’s sole cost and expense by a contractor approved in writing by Landlord and Landlord shall not unreasonably withhold, condition or delay such approval. Tenant shall require its contractor to maintain insurance in such amounts and in such form as Landlord may reasonably require. Without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay, Tenant shall not use any portion of the Common Areas either within or without the Building or Complex, as applicable, in connection with the making of any Alterations. If the Alterations which Tenant proposes to construct are reasonably likely to result in Landlord being required to make any alterations and/or improvements to other portions of the Building or Complex, as applicable, in order to comply with any applicable Laws (a “Parallel Alteration”), then Landlord shall give Tenant notice of such Parallel Alteration in Landlord’s corresponding Alterations Consent. If (i) Landlord gives notice of a Parallel Alteration in its corresponding Alterations Consent, and (ii) Tenant performs the corresponding proposed Alteration thereby causing Landlord to perform the Parallel Alteration, then Tenant shall reimburse Landlord, within thirty (30) days after demand therefor, for all reasonable and documented costs and expenses incurred by Landlord in making such Parallel Alterations. Any Alterations made by Tenant shall become the property of Landlord upon installation and shall remain on and be surrendered with the Premises upon the expiration or sooner termination of this Lease, provided that if Landlord notifies Tenant in its corresponding Alterations Consent that Tenant must remove such Alterations after the Expiration Date, then Tenant shall, at its sole cost and expense, forthwith and with all due diligence (but in any event not later than ten (10) Business Days after the Expiration Date) remove such Alterations made by Tenant and repair and restore the Premises in a good and workmanlike manner to the condition existing immediately before the construction of the subject Alterations, reasonable wear and tear excepted. All construction work done by Tenant within the Premises shall be performed in a good and workmanlike manner with materials of first-class quality, lien-free and in compliance with all Laws, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Building or Complex, as applicable. Tenant agrees to indemnify, defend and hold Landlord harmless against any personal injury (including death) and, subject to the waiver of subrogation, against any loss, liability or damage to property resulting from such work. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance. All voice, data, video, audio and other low voltage control transport system cabling and/or cable bundles installed in the Building by Tenant or its contractor shall be (A) plenum rated and/or have a composition makeup suited for its environmental use in accordance with NFPA 70/National Electrical Code; (B) installed in accordance with all EIA/TIA standards and the National Electric Code; and (C) installed and routed in accordance with a routing plan showing “as built” or “as installed” configurations of cable pathways, outlet identification numbers, locations of all wall, ceiling and floor penetrations, riser cable routing and conduit routing (if applicable), and such other information as Landlord may reasonably request.
(b)    Repairs; Maintenance.
(i)        By Landlord. Landlord shall, at no expense to Tenant, keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building, including, but not limited, the Building’s Structure, and of any other buildings in the Complex, as applicable, including the foundation; (2) the roof of the Building and of any other buildings in the Complex, as applicable; (3) exterior windows of the Building and of any other buildings in the Complex, as applicable; and (4) exterior walls (excluding plate glass and doors). Landlord shall, subject to reimbursement as set forth in Exhibit C, keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) standard mechanical (excluding HVAC, except as required pursuant to the terms of Section 7(b)(ii) below), electrical, plumbing and fire/life safety systems serving the Building and of any other buildings in the Complex, as applicable; (2) Common Areas (including, without limitation, landscaping and cleaning); and (3) elevators serving the Building. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. If any of the foregoing maintenance or repair is necessitated due to the acts or omissions of any Tenant Party, Tenant shall pay the reasonable and documented costs of such repairs or maintenance to Landlord within thirty (30) days after receipt of an invoice. Landlord shall not be liable to Tenant for any interruption of Tenant’s business or inconvenience caused due to any work performed in the Premises or in the Complex pursuant to Landlord’s rights and obligations under the Lease, provided, however, Landlord shall use commercially reasonable efforts to not disturb the normal conduct of Tenant’s business while performing such repairs and maintenance.
(ii)    By Tenant. (A) Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and shall keep the Premises in good condition and repair, ordinary wear and tear excepted. Tenant’s repair obligations include, without limitation, repairs to: (1) floor covering and/or raised flooring; (2) interior partitions; (3) interior doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, “Cable”) that is installed by or for the exclusive benefit of Tenant and located in the Premises or other portions of the Building or Project; (6) supplemental air conditioning units that exclusively serve the Premises, private showers and kitchens, including water heaters, plumbing, dishwashers, ice machines and similar facilities serving Tenant exclusively; (7) phone rooms used exclusively by Tenant; (8) all utilities within the Premises; (9) Tenant’s wiring; (10) interior glass; (11) all bulb and ballast replacement and repairs; (12) Alterations performed by contractors retained by or on behalf of Tenant; and (13) all of Tenant’s furnishings, trade fixtures, equipment and inventory. Landlord reserves the right to perform any of the foregoing maintenance or repair obligations or require that such obligations be performed by a contractor reasonably approved by Landlord, all at Tenant’s expense. All work shall be performed in accordance with the rules and procedures described in Section 7(a). If Tenant fails to make any repairs to the Premises for more than fifteen (15) Business Days after written notice from Landlord (although notice shall not be required if there is an emergency, or if the area to be repaired is visible from the exterior of the Building), Landlord may, in addition to any other remedy available to Landlord, make the repairs, and Tenant shall pay the reasonable and documented cost of the repairs to Landlord within thirty (30) days after receipt of an invoice. At the Expiration Date, Tenant shall surrender the Premises in good condition, excepting reasonable wear and tear and losses required to be restored by Landlord. All personal property of Tenant, including goods, wares, merchandise, inventory, trade fixtures and other personal property of Tenant, shall be stored at the sole risk of Tenant. Landlord or its agents shall not be liable for any loss or damage to persons or personal or other property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Complex or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, unless caused by the gross negligence or willful misconduct of Landlord, its employees, agents or contractors, or from the act or negligence of any other tenant or any officer, agent, employee, contractor or guest of any such tenant.
(B) In addition to the foregoing, Tenant at its sole cost and expense shall maintain in a good state of repair to include replacement, all portions of the heating, ventilating, and air conditioning equipment located in the Premises and exclusively serving the Premises (“HVAC”). Landlord shall deliver the HVAC to Tenant in good working order, shall transfer any warranties, if any, on the HVAC to Tenant if they are transferable and/or Tenant shall have benefit of such warranties. In furtherance of the foregoing, Tenant shall, at its expense, provide preventive and routine maintenance and repair (except that covered under warranty) to the HVAC, including, without limitation, periodic filter change and routine service and adjustments at least four (4) times annually, by entering into a preventive maintenance agreement with a service firm authorized by Landlord to provide said maintenance and repair during the Term, which maintenance agreement (i) shall satisfy the requirements for routine and periodic maintenance, if any, necessary to keep all applicable manufacturer’s warranties in full force and effect; (ii) shall require such service firm to dispose of and/or recycle materials in the HVAC system in accordance with all applicable Laws; and (iii) shall provide that in the event this Lease expires or is earlier terminated for any reason whatsoever that said agreement shall be immediately terminable by Landlord or Tenant without any cost, expense of other liability on the part of Landlord. A copy of said agreement or contract shall be supplied to Landlord within thirty (30) days after the Commencement Date and the HVAC shall be subject to audit or inspection at all times to determine Tenant’s compliance with this Section 8(b)(ii)(B). Tenant shall be responsible for all parts, service and maintenance of the HVAC systems as set forth above; provided, however, that if (i) any HVAC unit serving the Premises requires repairs or replacement during the Term, and (ii) Tenant has properly maintained such HVAC unit or HVAC systems during the Term pursuant to an HVAC maintenance contract as required by this Section 8(b)(ii)(B), then Landlord shall be responsible for all repair and replacement costs in excess of the lesser of (x) $1,000.00 per unit in any calendar year, or (y) $5,000 per calendar year for all units.

(iii)    Performance of Work. All work described in this Section 7 shall be performed only by contractors and subcontractors approved in writing by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Landlord may reasonably require, but in no event less than: (i) Commercial General Liability insurance on an occurrence basis in amounts not less than $1,000,000 naming Landlord as an additional insured; and (ii) workers’ compensation insurance in amounts required by statute. Tenant shall provide Landlord with insurance certificates for such contractors and subcontractors prior to commencement of any work. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all contractors or subcontractors performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems). All such work which may affect the Building’s Structure or the Building’s Systems, at Landlord’s election, must be performed by Landlord’s usual contractor for such work or a contractor approved by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor or a contractor approved by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay and no such work will be permitted if it would void or reduce the warranty on the roof.
(c)    Mechanic’s Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within ten (10) days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either: (1) pay the amount of the lien and cause the lien to be released of record; or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any documented amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (10) days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall indemnify, defend and hold harmless Landlord, its property manager, any subsidiary or Affiliate of the foregoing, and their respective officers, directors, shareholders, partners, employees, managers, contractors, attorneys and agents (collectively, the “Indemnitees”) from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. The foregoing indemnity shall survive termination or expiration of this Lease.
(d)    Signs. Tenant shall not place or permit to be placed any signs upon: (i) the roof of the Building; or (ii) the Common Areas; or (iii) any area visible from the exterior of the Premises without Landlord’s prior written approval, which approval shall be granted or withheld by Landlord in its sole discretion. No later than five (5) Business Days following a written request from Landlord, Tenant shall remove any sign, advertising material or lettering which Tenant has placed or permitted to be placed upon the exterior or interior surface of any door or window or at any point inside the Premises without Landlord’s approval, and which in Landlord’s reasonable opinion is of such a nature as to not be in keeping with the standards of the Building, and if Tenant fails to do so, Landlord may without liability remove the same at Tenant’s expense. Tenant shall comply with such regulations as may from time to time be reasonably promulgated by Landlord governing signs, advertising material or lettering of all tenants in the Project or Complex, as applicable. Tenant, upon vacation of the Premises, or the removal or alteration of its sign for any reason, shall be responsible for the repair, painting or replacement of the Building fascia surface or other portion of the Building where signs are attached, as reasonably practicable to restore such surface to the condition existing immediately before the installation of such sign.
(e)    Security System. Upon obtaining the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, Tenant may install its own card reader security system in the Premises, limiting access to the Premises (the “Security System”). Upon the Expiration Date, Tenant shall, at Tenant’s expense, remove the Security System and repair any damage to the Premises caused thereby. Tenant’s rights to install the Security System are subject to the following terms and conditions: (i) Tenant shall be solely responsible for all costs associated with the installation, use and maintenance of the Security System; (ii) the Security System shall be installed entirely within the Premises with the exception of such portions that must be installed on the exterior of, or next to, the doors and/or windows of the Premises; shall be compatible with Landlord’s existing security system in the Building; and shall not adversely affect the electrical or any other system of the Building; (iii) Tenant shall provide Landlord with the means of accessing the Premises via the Security System, as permitted by the terms of this Lease; (iv) Tenant shall reimburse Landlord within five (5) Business Days after Landlord’s request for any fee assessed to Landlord as a result of emergency response to the Premises resulting from any unauthorized access to or attempted access of the Premises (unless such unauthorized access or attempted access was by Landlord or an employee, agent or contractor of Landlord); and (v) upon the expiration or earlier termination of the Lease, Tenant shall repair any damage caused to the Premises or to any portion of the Building resulting from the installation and/or removal of the Security System. The terms of this subsection (e) shall survive the expiration or earlier termination of this Lease.
8.Use. Tenant shall continuously occupy and use the Premises only for the Permitted Use (as set forth in the Basic Lease Information) and shall comply with all applicable Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to any use that would damage the Premises. Tenant, at its sole cost and expense, shall obtain and keep in effect during the term, all permits, licenses, and other authorizations necessary to permit Tenant to use and occupy the Premises for the Permitted Use in accordance with applicable Law. The population density within the Premises as a whole shall at no time exceed the limitations of the certificate of occupancy, or as imposed by the local fire department or applicable Law. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant: (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) if and to the extent such compliance arises as a result of any Alterations Tenant performs in the Premises, as the result of Tenant’s specific (as opposed to general office) use of the Premises, as the result of the special needs of any employee of Tenant that is beyond that generally required by the Disabilities Act, or as the result of an Event of Default by Tenant hereunder; (b) Landlord shall bear the risk of complying with the Disabilities Acts in the Premises for any other reasons not articulated in (a) above and in the Common Areas (subject to reimbursement as set forth in Exhibit C), other than compliance that is necessitated by Tenant’s use of the Premises for other than the Permitted Use or as a result of any Alterations made by Tenant (which risk and responsibility shall be borne by Tenant). Tenant shall not use any substantial portion of the Premises for a “call center”, any other telemarketing use, or any credit processing use. In addition, the Premises shall not be used for any purpose which creates strong, unusual, or offensive odors, fumes, dust or vapors; which emits noise or sounds that are objectionable due to intermittence, beat, frequency, shrillness, or loudness; which is associated with indecent or pornographic matters; or which involves political campaigning or issues. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building. Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building. If any invalidation of coverage or increase in the rate of fire insurance or other insurance occurs or is threatened by any insurance company due to activity conducted from the Premises that is not commensurate with general office use, or any act or omission by Tenant, or its agents, employees, representatives, or contractors, such statement or threat shall be conclusive evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall cease conducting such activity and shall be liable for such increase and such increase shall be considered Additional Rent payable with the next monthly installment of Base Rent due under this Lease, and Landlord’s acceptance of such amount shall not waive any of Landlord’s other rights. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.
9.Assignment and Subletting.
(a)    Transfers. Except as expressly permitted in Section 9(h), Tenant shall not, without the prior written consent of Landlord, which consent will not be unreasonably withheld, conditioned, or delayed assign, transfer, or encumber this Lease or any estate or interest herein; (2) sublet any portion of the Premises; (3) grant any license, concession, or other right of occupancy of any portion of the Premises; or (4) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 9(a)(1) through Section 9(a)(5) being a “Transfer”).
(b)    Consent Standards. Landlord shall not unreasonably condition, withhold or delay its consent to any assignment or subletting of the Premises, provided that no Event of Default exists and the proposed transferee: (1) with respect to a proposed transferee that is not otherwise subject to Section 9(g), is creditworthy; (2) has a good reputation in the business community; (3) will use the Premises for the Permitted Use (thus, excluding without limitation, uses for credit processing and telemarketing); and (4) will not use the Premises, Project or Complex in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, Project or Complex.

(c)    Request for Consent. If Tenant requests Landlord’s consent to a Transfer, then, at least thirty (30) days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed pertinent documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; financial statements; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $500 to defray Landlord’s expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable and documented attorneys’ fees incurred in connection with considering any request for consent to a Transfer. Landlord’s failure to respond within such thirty (30) day period and following a second notice (which notice shall have a heading in at least 12-point type, bold and all caps “FAILURE TO RESPOND SHALL RESULT IN A DEEMED CONSENT BY LANDLORD TO A REQUEST FOR ASSIGNMENT”) and Landlord’s failure to respond within five (5) business days after receipt of such second notice, shall be deemed Landlord’s consent to Tenant’s request for assignment.
(d)        Conditions to Consent. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer from and after the effective date of such Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not be deemed consent to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment (provided that the foregoing shall not waive any approval right that Landlord may have with respect to such improvements pursuant to another provision of this Lease).
(e)        Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, either terminate the sublease or take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be: (1) liable for any previous act or omission of Tenant under such sublease; (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant; (3) bound by any material modification of such sublease made without Landlord’s consent or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment; (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement; or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment.
(f)    Confirming Attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 9(e). The provisions of this Section 9(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.
(g)    Permitted Transfers. Notwithstanding Section 9(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:
(1)    an Affiliate of Tenant;
(2)    any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Permitted Transferee has $10 million in equity after deduction of all intercompany goodwill and intangible accounts (both assets and liabilities); or
(3)    any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets if such entity’s Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date of execution of this Lease.
Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building or the Complex, Landlord or other tenants of the Complex. No later than five (5) business days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10.

10.Insurance; Waivers; Subrogation; Indemnity.
(a)    Tenant’s Insurance. Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies:
(i)    Commercial General Liability Insurance in amounts of no less than $1,000,000 per occurrence for bodily injury and property damage, and $3,000,000 general aggregate for property damage liability. Such policy shall be endorsed to add Landlord and Management Company (as requested by Landlord) as an additional insured. Limits can be satisfied through the maintenance of a combination of primary and umbrella policies. .
(ii)    Commercial Property Insurance covering at full replacement cost value the following property in the Premises: (A) inventory; (B) FF&E (unattached furniture, fixtures, and equipment); (C) alterations, improvements and betterments made by the Tenant including but not necessarily limited to all permanently attached fixtures and equipment; and (D) any other property in which the Tenant retains the risk of loss including electronic data processing equipment, employee personal property or other property owned or leased by Tenant. Such property insurance shall include: (1) coverage against such perils as are commonly included in the special causes of loss form, with no exclusions for wind and hail, vandalism and malicious mischief, and endorsed to add the perils of earthquake and flood; (2) business income or extra expense coverage providing for the full recovery of loss of rents and continuing expenses on an actual loss sustained basis for a period of not less than 12 months; and (3) an “agreed amount” endorsement waiving any coinsurance requirements. “Full replacement value,” as used herein, means the cost of repairing, replacing, or reinstating, including demolishing, any item of property, with materials of like kind and quality in compliance with, (and without, an exclusion pertaining to application of), any law or building ordinance regulating repair or construction at the time of loss and without deduction for physical, accounting, or any other depreciation, in an amount sufficient to meet the requirements of any applicable co-insurance clause and to prevent Tenant from being a co-insurer.
(iii)    Workers Compensation Insurance covering statutory benefits in the state where the Premises is located. This policy shall include “other states” insurance, so as to include all states not named on the declarations page of the insurance policy, except for the monopolistic states. Tenant is required to carry this insurance regardless of eligibility for waiver or exemption of coverage under any applicable state statute. Such insurance shall include an employers’ liability coverage part with limits that shall be not less than $1,000,000 each accident for bodily injury by accident and $1,000,000 each employee and policy limit for bodily injury by disease.
(iv)    Such other insurance or any changes or endorsements to the insurance required herein, including increased limits of coverage, as Landlord, or any mortgagee or lessor of Landlord, may reasonably require from time to time upon reasonable advance notice to Tenant.

Tenant’s commercial general liability insurance, automobile liability insurance and, all other insurance policies, where such policies permit coverage for Landlord as an additional insured, shall provide primary coverage to Landlord and shall not require contribution by any insurance maintained by Landlord, when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance, and where applicable with an additional insured endorsement at least ten (10) days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least fifteen (15) days prior to each renewal of said insurance, and Tenant shall notify Landlord at least thirty (30) days before cancellation or non-renewal or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies licensed to do business in the state where the Premises is located, rated by AM Best as having a financial strength rating of “A-” or better and a financial size category of “IX” or greater, or otherwise reasonably satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof. Any and all of the premiums, deductibles and self-insured retentions associated with the policies providing the insurance coverage required herein shall be assumed by, for the account of, and at the sole risk of Tenant.
(b)    Landlord’s Insurance. Throughout the Term, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant, it being agreed that Landlord shall have no obligation to provide insurance for such property), less a commercially-reasonable deductible if Landlord so chooses; and (2) commercial general liability insurance in an amount of not less than $3,000,000 per occurrence for bodily injury and property damage, $3,000,000 each person or organization for personal and advertising injury, $3,000,000 general aggregate, and $3,000,000 products and completed operations aggregate. Limits can be satisfied through the maintenance of a combination of primary and umbrella policies. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. Tenant shall pay its Proportionate Share of the cost of all insurance carried by Landlord with respect to the Building or Complex, as applicable, as set forth on Exhibit C. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.
(c)    Waiver of Subrogation. Notwithstanding anything to the contrary herein, to the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant shall each agree to waive any right to recover against the other party (and the other party’s agents, officers, directors and employees) on account of any and all claims it may have against the other party (and the other party’s agents, officers, directors and employees) with respect to the insurance actually maintained, or required to be maintained hereunder, under subparagraphs 10(a)(i) through (vi), inclusive, and to the extent proceeds are realized from such insurance coverage that are applied to such claims.

Each policy described in this Lease shall contain a waiver of subrogation endorsement that provides that the waiver of any right to recovery shall not invalidate the policy in any way
(d)    Indemnity. Subject to Section 10(c), Tenant shall indemnify, defend and hold harmless Landlord and the Indemnitees from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) and all losses and damages arising from any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a “Loss”) arising from any occurrence in the Premises, the use of the Common Areas by any Tenant Party, or the installation, operation, maintenance, repair or removal of any of Tenant’s Off-Premises Equipment; or (2) Tenant’s failure to perform its obligations under this Lease. The indemnities set forth in this Section 10(d) shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease.
11.Subordination; Attornment; Notice to Landlord’s Mortgagee.
(a)    Subordination. This Lease shall be subordinate to any deed to secure debt, mortgage, or other security instrument (each, as renewed, modified, and/or extended from time to time, a “Mortgage”), or any ground lease, master lease, or primary lease (each, as renewed, modified, and/or extended from time to time, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, grantee under any such deed to secure debt, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten (10) days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease. Notwithstanding the foregoing, the subordination of this Lease to future Mortgages shall be subject to Tenant’s receipt of a non-disturbance agreement reasonably acceptable to Tenant which provides in substance that so long as Tenant is not in an Event of Default under the Lease past applicable cure periods, its use and occupancy of the Premises shall not be disturbed notwithstanding any default of Landlord under such Mortgage.
(b)    Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.
(c)    Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder, which shall not exceed the cure periods provided to Landlord under the Lease.
(d)    Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, then, subject to the terms of any subordination, non-disturbance and attornment agreement, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than one (1) month in advance to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.
12.    Rules and Regulations. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit E. Upon reasonable advance written notice to Tenant, Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are uniformly applied to all tenants of the Building, will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.
13.Condemnation.
(a)    Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.
(b)    Partial Taking - Tenant’s Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty (180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking for the duration of the Taking. Anything in this Lease to the contrary notwithstanding, Tenant shall have the right to terminate this Lease after giving Landlord thirty (30) days’ prior written notice if a Taking occurs during the last twelve (12) months of the Term.
(c)    Partial Taking - Landlord’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, provided; however, that if any portion of the Premises is subject to the Taking, then the provisions of Section 13(b) shall apply.
(d)    Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.
14.Fire or Other Casualty.
(a)    Repair Estimate. If the Project is damaged by fire or other casualty (a “Casualty”), Landlord shall use good faith efforts to deliver to Tenant within sixty (60) days after such Casualty a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.
(b)    Tenant’s Rights. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one hundred eighty (180) days after the commencement of repairs (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant. Anything in this Lease to the contrary notwithstanding, Tenant shall have the right to terminate this Lease after giving Landlord thirty (30) day’s prior written notice if any Casualty occurs during the last twelve (12) months of the Term.
(c)    Landlord’s Rights. If a Casualty damages the Premises or a material portion of the Building and: (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period; and (2) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as reasonably estimated by Landlord, and such damage occurs during the last two (2) years of the Term; (3) regardless of the extent of damage to the Premises, Landlord makes good faith determination that restoring the Building would be uneconomical; or (4) Landlord is required to pay all insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.
(d)    Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, other than building standard leasehold improvements Landlord shall not be required to repair or replace any Alterations or betterments within the Premises that are required to be insured by Tenant (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If Landlord fails to complete repairs to the Premises within one hundred eighty (180) days of the date of the casualty, subject to force majeure delays, then Tenant shall have the right to terminate the Lease upon written notice delivered to Landlord at any time after such one hundred eighty (180) day period and prior to Landlord’s Substantial Completion of such repairs. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all Alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).
(e)    Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided in this Section 14, as the case may be).
15.Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder.
16.Events of Default. Each of the following occurrences shall be an “Event of Default”:
(a)    Payment Default. Tenant’s failure to pay Rent within five (5) Business Days after the same is due;
(b)    Intentionally Omitted;

(c)    Estoppel.     Tenant fails to provide: (i) any estoppel certificate after Landlord’s written request therefor pursuant to Section 25(e); or (ii) any financial statement after Landlord’s written request therefor pursuant to Section 25(q), and such failure shall continue for five (5) Business Days after Landlord’s second (2nd) written notice thereof to Tenant;
(d)    Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 9(a);
(e)    Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 7(c);
(f)    Other Defaults. Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of thirty (30) calendar days or more after Landlord has delivered to Tenant written notice thereof; and
(g)    Insolvency. The filing of a petition by or against Tenant: (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for the reorganization or modification of Tenant’s capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within sixty (60) calendar days after the filing thereof.
17.Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:
(a)    Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of: (1) all Rent accrued hereunder through the date of termination; and (2) all amounts due under Section 18(a).
(b)    Termination of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord: (1) all Rent and other amounts accrued hereunder to the date of termination of possession; (2) all amounts due from time to time under Section 17(a); and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all reasonable and documented costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this Section 17(b), Landlord may remove all of Tenant’s property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Landlord shall use commercially reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the

Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to expend funds in connection with reletting the Premises, nor to relet the Premises before leasing other portions of the Building or Complex, as applicable, and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord’s standard leasing criteria. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 17(b). If Landlord elects to proceed under this Section 17(b), it may at any time elect to terminate this Lease under Section 17(a).
(c)    Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any reasonable and documented expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including, but not limited to, reasonable and documented collection costs and legal expenses), plus interest thereon at the Default Rate; or
(d)    Landlord Defaults and Tenant Remedies. Landlord shall be in default under this Lease in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations under this Lease within thirty (30) days of the receipt by Landlord of written notice from Tenant of Landlord’s alleged failure to perform (and an additional reasonable time after such receipt if (A) such failure cannot be cured within such thirty (30) day period, and (B) Landlord commences curing such failure within such thirty (30) day period and thereafter diligently pursues the curing of such failure). In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord’s default. Tenant waives such remedies of termination or rescission (except as otherwise specifically provided for in this Lease) and agrees that Tenant’s remedies for default under this Lease and for breach of any promise or inducement are limited to (a) the right to remedy such default or breach and be reimbursed the reasonable costs thereof within thirty (30) days after Landlord’s receipt of a paid invoice and contractor’s lien waivers as applicable, therefore, and if Landlord fails to reimburse Tenant within such 30-day period, Tenant may offset the next amount of Base Rent then coming due under this Lease, or (ii) a suit for damages and/or injunction, and all remedies are specifically subject to Section 25(b). In addition, Tenant shall prior to the exercise of any such remedies, provide each Landlord’s Mortgagee (in each instance, only as to those entities of which Tenant has notice of their interest) with written notice and reasonable time to cure any default by Landlord.
18.    Payment by Tenant; Non-Waiver; Cumulative Remedies.

(a)    Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all reasonable and documented costs incurred by Landlord (including documented court costs and reasonable and documented attorneys’ fees and expenses) in: (1) obtaining possession of the Premises; (2) removing and storing Tenant’s or any other occupant’s property; (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into the condition existing on the Commencement Date, reasonable wear and tear excepted; (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including prorated brokerage commissions, documented cost of tenant finish work, and other documented costs incidental to such reletting); (5) performing Tenant’s obligations which Tenant failed to perform; and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by Law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.
(b)    No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.
(c)    Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity; (2) shall be cumulative; and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.
(d)    No Designation. If Tenant is in arrears in payment of Rent, Tenant waives its right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of any designation or request by Tenant as to the items to which any such payments shall be credited.
(e)    No Counterclaims. Tenant shall not interpose any counterclaim (other than a compulsory counterclaim) in any summary proceeding commenced by Landlord to recover possession of the Premises and shall not seek to consolidate such proceeding with any action which may have been or will be brought by Tenant or any other person or entity.
19.Landlord’s Lien.    Landlord hereby waives any contractual or statutory landlord’s lien with respect to the Collateral.
20.Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (except for any Taking or Casualty damage, as to which Section 13 and Section 14 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord). Further, Tenant must remove any and all wiring and cabling prior to the Expiration Date. Additionally, at Landlord’s option, Tenant shall (not later than ten (10) days after the expiration or earlier termination of the Lease) remove such alterations, additions (including stairs and bank vaults), improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling and furniture (including Tenant’s Off-Premises Equipment) to the extent Landlord gave Tenant notice of such requirement in its Alterations Consent. All items required to be removed by Landlord and not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord at Tenant’s cost without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted under Section 19. The provisions of this Section 20 shall survive the expiration or earlier termination of the Lease.
21.Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over: (a) Tenant shall pay, in addition to the other Rent, Base Rent equal to one hundred ten percent (110%) of the Base Rent payable during the last month of the Term during the first thirty (30) days of such holding over, (b) one hundred fifty percent (150%) of the Base Rent payable during the last month of the Term for the remainder of the holdover period; and (c) at all times during the holdover period, Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at Law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom. Notwithstanding the foregoing, if Tenant holds over with Landlord’s express written consent, then Tenant shall be a month-to-month tenant and Tenant shall pay, in addition to the other Rent, Base Rent equal to one hundred twenty-five percent (125%) of the Base Rent payable during the last month of the Term.
22.Certain Rights Reserved by Landlord. Landlord shall have the following rights:
(a)    Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, subject to Section 7(e), during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building; provided, that such alterations, changes, and improvements that are not being performed in connection with or as the result of an emergency shall not have a materially adverse effect on Tenant’s rights hereunder, and Landlord shall make reasonable efforts not to interfere with Tenant’s normal course of business;
(b)    Security. To take such reasonable security measures as Landlord deems advisable (provided, however, that any such security measures are for Landlord’s own protection, and Tenant acknowledges that Landlord is not a guarantor of the security or safety of any Tenant Party and that such security matters are the responsibility of Tenant), including evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after Normal Business Hours and on Sundays and Holidays, subject, however, to Tenant’s right to enter when the Building is closed after Normal Business Hours under such reasonable regulations as Landlord may prescribe from time to time;
(c)    Repairs and Maintenance. To enter the Premises, upon reasonable prior notice to Tenant (which obligation will be waived during an emergency and which otherwise may be by verbal or email notice) at reasonable hours to perform Landlord’s repair and maintenance obligations and rights under the Lease;
(d)    Prospective Purchasers and Lenders. To enter the Premises, upon reasonable prior notice to Tenant (which may be verbal or by email), at reasonable hours, to show the Premises to prospective purchasers or lenders; and
(e)    Prospective Tenants. At any time during the last twelve (12) months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) upon reasonable prior notice to Tenant (which may be verbal or by email), or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.
23.Substitution Space.    Intentionally Omitted.
24.Hazardous Materials. (a)    As of the date hereof, Landlord represents, warrants and covenants with any diligence, investigation or inquiry, that the Project including the Premises, do not contain asbestos or other Hazardous Materials (as defined in Section 25(i) hereof) in violation of applicable Environmental Laws (as defined in Section 25(j) below), except, in the case of Hazardous Materials only and not asbestos, commercially reasonable quantities for construction purposes, cleaning agents and other substances normally used in the construction, operation and maintenance of office buildings and not prohibited by applicable Environmental Law, all of which shall be stored, used and disposed of in accordance with applicable Environmental Laws. Landlord agrees not to knowingly use, dispose, store or generate any asbestos or other Hazardous Materials in violation of Environmental Laws in the common areas or other areas of the Project or Complex which are in Landlord’s control and in the event such Environmental Laws require Landlord to remove or otherwise remedy the existence of any such asbestos or Hazardous Materials, Landlord agrees to remove or remedy same at its sole cost and expense (and the cost thereof shall not be treated as an operating expense). Landlord agrees to indemnify and save Tenant harmless against any losses, damages, costs, liabilities and claims suffered by Tenant in connection with a breach by Landlord of its obligations set forth in this Section 25, except for such losses, damages, costs, liabilities or claims caused by Tenant’s or any Tenant Party’s negligence or intentional misconduct or breach of any provisions in this Section 25.
(b) Tenant shall use, and conduct its operations at, the Premises in compliance with all applicable Environmental Laws, and will cause any Tenant Party or other person which enters upon, occupies or uses the Premises, to do so in compliance with all such Environmental Laws, will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance.
(c) Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials on the Premises or the Project, or transport or permit the transportation of Hazardous Materials to or from the Premises or the Project or, except for limited quantities of household cleaning products and office supplies used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises, and in compliance with all applicable Environmental Laws, will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance.
(d) Tenant will immediately advise Landlord in writing of any of the following: (1) any pending or threatened Environmental Claim (as defined in Section 25(i) below) against Tenant relating to the Premises; (2) any condition or occurrence on the Premises that (a) results in noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Premises; (3) any condition or occurrence on the Premises or any property adjoining the Premises that could reasonably be anticipated to cause the Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Premises under any Environmental Law; and (4) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Material on the Premises. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant’s response thereto. In addition, Tenant will provide Landlord with copies of all communications regarding the Premises with any governmental agency relating to Environmental Laws, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord.
(e) Tenant will not change or permit to be changed the present use of the Premises.
(f) Tenant agrees to indemnify, defend and hold harmless the Indemnitees from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Indemnitees directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Complex which is caused or permitted by Tenant or a Tenant Party and (b) any Environmental Claim relating in any way to Tenant’s operation or use of the Premises (the “Hazardous Materials Indemnified Matters”). The foregoing indemnity shall not include any Hazardous Materials that were located at the Premises or the Project on the Commencement Date, nor any Hazardous Materials placed on the Premises or Project by Landlord, its employees, agents, or contractors, all of which will be Landlord’s responsibility to remediate, encapsulate or otherwise clean-up as may be required by applicable Environmental Laws. The provisions of this Section 25 shall survive the expiration or sooner termination of this Lease.
(g) To the extent that the undertaking in the preceding paragraph may be unenforceable because it is violative of any law or public policy, Tenant will contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Hazardous Materials Indemnified Matters incurred by the Indemnitees.
(h) All documented sums paid and documented costs incurred by Landlord with respect to any Hazardous Materials Indemnified Matter shall bear interest at the Default Rate from the date so paid or incurred until reimbursed by Tenant, and all such sums and costs shall be immediately due and payable on demand.
(i) “Hazardous Materials” means: (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure which is regulated by any governmental authority; (b) “Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq.; (c) “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.
25.Miscellaneous.
(b)    Landlord Transfer. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord’s obligations hereunder in writing.
(c)    Landlord’s Liability. THE LIABILITY OF LANDLORD (AND ITS PARTNERS, SHAREHOLDERS OR MEMBERS) TO TENANT (OR ANY PERSON OR ENTITY CLAIMING BY, THROUGH OR UNDER TENANT) FOR ANY DEFAULT BY LANDLORD UNDER THE TERMS OF THIS LEASE OR ANY MATTER RELATING TO OR ARISING OUT OF THE OCCUPANCY OR USE OF THE PREMISES AND/OR OTHER AREAS OF THE BUILDING OR COMPLEX SHALL BE LIMITED TO TENANT’S ACTUAL DIRECT, BUT NOT CONSEQUENTIAL (OR OTHER SPECULATIVE), DAMAGES THEREFOR AND SHALL BE RECOVERABLE ONLY FROM THE INTEREST OF LANDLORD IN THE BUILDING, AND LANDLORD (AND ITS PARTNERS, SHAREHOLDERS OR MEMBERS) SHALL NOT BE PERSONALLY LIABLE FOR ANY DEFICIENCY.
(d)    Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance) and Tenant’s obligations pursuant to Exhibit D attached hereto, whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, acts of terrorism, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.
(e)    Brokerage. Landlord and Tenant warrant and represent to each other that neither party has dealt with any broker or agent in connection with the negotiation or execution of this Lease other than as set forth in the Basic Lease Information. Landlord and Tenant shall indemnity, defend and hold each other, harmless from and against all costs, expenses, attorney’s fees, liens or liability for any commissions or other compensation claimed by any other broker or agent, with respect to this Lease or the negotiation thereof, based on the actions of the indemnifying party, its agents or representatives. The obligations of each party contained herein shall survive the expiration or earlier termination of the Lease. Landlord shall be responsible for the payment of brokerage commissions or fees to each of the brokers listed in the Basic Lease Information.
(e) Estoppel Certificates. From time to time, but not more frequently than once in any twelve (12) month period, other than in connection with a sale of Building, a refinancing of the debt on the Building or an Event of Default by Tenant hereunder, Tenant shall furnish to any party designated by Landlord, within ten (10) Business Days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit G.
(f) Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be: (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information; (2) hand delivered to the intended addressee; (3) sent by a nationally recognized overnight courier service; or (4) sent by facsimile transmission during Normal Business Hours followed by a copy of such notice sent in another manner permitted hereunder. All notices shall be effective upon the earlier to occur of actual receipt, one (1) Business Day following deposit with a nationally recognized overnight courier service, or three (3) days following deposit in the United States mail. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.
(g) Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future Laws, then the remainder of this Lease shall not be affected thereby and shall remain valid and be enforced to the fullest extent permitted by law.
(h) Amendments; Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.
(i) Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.
(j) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.
(k) No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(l) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.
(m) Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
(n) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located (the “State”).
(o) Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord, which power of attorney is coupled with an interest and is non-revocable during the Term.
(p) Joint and Several Liability. If Tenant is comprised of more than one (1) party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.
(q) Financial Reports. Within fifteen (15) days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord and, following the occurrence of an Event of Default hereunder, will give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except: (1) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building; (2) to Landlord’s advisors and consultants; (3) in litigation between Landlord and Tenant; and (4) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 26(q) more than once in any twelve (12) month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.
(r) Landlord’s Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, documented out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable and documented attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.
(s) Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, other than the Premises, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent. All providers of Telecommunications Services shall be required to comply with the reasonable rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.
(t)     Representations and Warranties.
(i)    Tenant represents and warrants to, and covenants with, Landlord that neither Tenant nor, to its knowledge, any of its Affiliates currently are, or shall be at any time during the Term hereof, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”).
(ii)    Tenant covenants with Landlord that Tenant shall not be during the Term hereof a “Prohibited Person,” which is defined as follows: (A) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (B) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (C) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (D) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (E) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (F) a person or entity who is affiliated with a person or entity listed in items (A) through (E), above.
(iii)    At any time and from time-to-time during the Term, Tenant shall deliver to Landlord, within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant’s compliance with this Section 26(t).
(u) Confidentiality. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.
(v) Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so.
(w) Usufruct. This Lease creates only a usufruct and no estate in land shall be deemed to have passed to Tenant by reason hereof.
(x) Adjacent Excavation. If an excavation shall be made upon land adjacent to the Building, or shall be authorized to be made, Tenant shall afford the person causing (or authorized to cause) such excavation access to the Premises for the purpose of doing such work as said person shall deem necessary to preserve or protect the Building or any portion thereof from injury or damage and to support the same by proper foundation, in all events without any claim for damages or indemnity against Landlord or diminution or abatement of Rent.
(y)    On-Site Refueling. If Tenant uses any generators, forklifts, trucks or other vehicles or equipment at the Premises or Project and desires to refuel same, then prior to the commencement of any such refueling, Tenant shall comply with the provisions set forth in this Subsection 26(y). In no event shall any refueling occur outside and/or upon the Premises without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion. Tenant hereby covenants and agrees that it shall at all times comply with all applicable federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, pertaining to secondary containment for fuel storage, distribution or transfer facilities (including without limitation the refueling of vehicles, equipment, generators, or other portable refueling operations), including but not limited to the Spill Prevention, Control, and Countermeasure Plan requirements contained in 40 CFR Part 112 (“SPCC”).

(i)    Tenant shall obtain and maintain, in addition to the insurance coverages required in Section 11(a), environmental clean-up and liability insurance in amounts of no less than $2,000,000 per occurrence and pollution liability insurance in amounts of no less than $2,000,000 per occurrence, naming Landlord, Landlord’s property management company and Invesco as an additional insured and otherwise complying with the requirements of Section 11(a). The foregoing coverages are in addition to the coverages required by any contractors or subcontractors performing work at the Project, as more particularly described in Section 8(b)(iii). A copy of the certificates of insurance shall be provided to Landlord prior to commencement of any refueling activities.
(ii)    Tenant shall provide Landlord with a formal Spill Management Plan (the “SMP”) for Landlord’s review and written approval. Such SMP must include at a minimum: (a) the types and amounts of fuel that will be used and/or stored at the Premises and Project; (b) the types and number of equipment and/or vehicles that will be refueled; (c) the name(s) of the contractor(s) which will be conducting the refueling and a copy of the contract with such contractor(s); (d) an insurance certificate evidencing that each such contractor maintains, in addition to the coverages described in Section 8(b)(iii), Contractors Pollution Liability insurance on an occurrence basis, in amounts of no less than $2,000,000 per occurrence, naming Tenant, Landlord, Landlord’s property management company and Invesco as additional insureds; (e) the days and times when such refueling will occur, and the location within the Premises or Project designated for refueling activities; (f) a list of the containment supplies that Tenant will have on-hand at all times; and (g) a contingency plan for spills. Tenant shall make such changes to the SMP as may be required by Landlord. No fueling activities shall occur until Landlord has approved Tenant’s SMP in writing. Landlord’s approval of the SMP shall not be a representation or warranty of Landlord that the SMP is adequate for any use or complies with the SPCC or any other Law, but shall merely be the consent of Landlord thereto. Tenant shall comply with, and shall cause each of its contractor’s to comply with, the final SMP that has been approved by Landlord. Tenant shall immediately notify Landlord in writing in the event of any spill at the Premises or Project related to the activities of Tenant or its contractors.
(iii)    Fueling shall occur only over diesel resistive substrate (such as concrete) with methods of controlling run-off in place should a release occur, such control being in accordance with the SPCC and no less than the Landlord-approved SMP. If refueling at the Premises or Project could jeopardize or potentially invalidate a stormwater permit for the Premises or Project, Tenant shall perform such work as may be required (including without limitation installing curbing around fueling operations at Tenant’s cost, in a location and in accordance with plans approved in advance in writing by Landlord), such that there is no adverse effect to such permit and said permit remains valid and in good standing.
(iv)    Any and all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against Landlord or the Indemnitees in connection with refueling operations at the Premises or Project shall be deemed Hazardous Materials Indemnified Matters, as defined in Section 25(f).
(y) List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.
Exhibit A -    Outline of Premises
Exhibit B -    Description of the Land
Exhibit C -    Additional Rent, Taxes and Insurance
Exhibit D -    Tenant Finish-Work
Exhibit E -    Building Rules and Regulations
Exhibit F -    Form of Confirmation of Commencement Date Letter
Exhibit G -    Form of Tenant Estoppel Certificate
Exhibit H -    Renewal Option
Exhibit I -    Right of First Refusal
Exhibit I-1-    Refusal Space
Exhibit J -    Right of First Offer
Exhibit K -     Rent Abatement Provisions
Exhibit L -     SNDA

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND, EXCEPT AS MAY BE EXPRESSLY PROVIDED HEREIN, TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, EXCEPT AS EXPRESSLY PERMITTED HEREUNDER, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:	Peachtree II and III, L.L.C., a Georgia limited liability company

By: /s/ Traci Tomas
Name: Traci Tomas
Title: Vice President

Execution Date: July 18, 2013

TENANT:	MDA HOLDINGS, INC., a Delaware corporation

By: /s/ James E. Ginter	Name: James E. Ginter Title: President Execution Date: July 18, 2013

EXHIBIT A
OUTLINE OF PREMISES

“ROFR”

PEACHTREE CORNERS III

4855 PEACHTREE INDUSTRIAL BLVD.

NORCROSS, GA 30092

EXHIBIT B
DESCRIPTION OF THE LAND

DocuSign Envelope ID: C19C52E3-3B8E-41BE-B021-7D1A4F53C0F3

EXHIBIT A

LEGAL DESCRIPTION

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOTS 287, 288, 269 and 270 OF THE 6TH LAND DISTRICT, GWINNETT COUNTY, GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

TO FIND THE POINT OF BEGINNING COMMENCE AT A POINT FORMED BY THE NORTHWESTERLY RIGHT-OF-WAY OF PEACHTREE INDUSTRIAL BOULEVARD (RIGHT-OF-WAY VARIES) AND THE NORTHEASTERLY RIGHT-OF-WAY OF OLD PEACH TREE ROAD (100-FOOT RIGHT-OF-WAY), TO THE POINT OF REFERENCE; FROM SAID POINT OF REFERENCE AS THUS ESTABLISHED, THENCE CONTINUING ALONG THE RIGHT-OF-WAY OF SAID PEACHTREE INDUSTRIAL BOULEVARD NORTH 57 DEGREES 49 MINUTES 32 SECONDS EAST, A DISTANCE OF 77.85 FEET TO A 1/2 INCH REBAR FOUND; THENCE RUNNING AN ARC OF A CURVE TO THE RIGHT AND AN ARC DISTANCE OF 50.77 FEET, SAID ARC HAVING A RADIUS OF 11534.16 FEET AND BEING SUBTENDED BY A CHORD BEARING OF NORTH 57 DEGREES 57 MINUTES 06 SECONDS EAST, AND A DISTANCE OF 50.77 FEET TO A 1/2 INCH REBAR FOUND; THENCE RUNNING AN ARC OF A CURVE TO THE RIGHT AN ARC DISTANCE OF 340 72 FEET, SAID ARC HAVING A RADIUS OF 11534.16 FEET AND BEING SUBTENDED BY A CHORD BEARING OF NORTH 58 DEGREES 55 MINUTES 26 SECONDS EAST, A DISTANCE OF 340.70 FEET TO A 1/2 INCH REBAR FOUND; THENCE RUNNING AN ARC OF A CURVE TO THE RIGHT AND AN ARC DISTANCE OF 93.09 FEET, SAID ARC HAVING A RADIUS OF 11534.16 FEET AND BEING SUBTENDED BY A CHORD BEARING OF NORTH 59 DEGREES 59 MINUTES 45 SECONDS EAST A DISTANCE OF 93.09 FEET TO A ½ INCH REBAR FOUND, SAID POINT BEING THE POINT OF BEGINNING; THENCE LEAVING SAID RIGHTOF-WAY, NORTH 32 DEGREES 16 MINUTES 43 SECONDS WEST A DISTANCE OF 75.90 FEET TO A 1/2 INCH REBAR FOUND; THENCE NORTH 30 DEGREES 28 MINUTES 10 SECONDS WEST, A DISTANCE OF 108.63 FEET TO A 1/2 INCH REBAR FOUND; THENCE NORTH 41 DEGREES 17 MINUTES 17 SECONDS WEST, A DISTANCE OF 256.05 FEET TO A 1/2 INCH REBAR FOUND; THENCE NORTH 30 DEGREES 32 MINUTES 37 SECONDS WEST A DISTANCE OF 202.36 FEET TO A 1/2 INCH REBAR FOUND; THENCE NORTH 59 DEGREES 32 MINUTES 10 SECONDS EAST, A DISTANCE OF 289.20 FEET TO A 1/2 INCH REBAR FOUND: THENCE NORTH 40 DEGREES 21 MINUTES 33 SECONDS EAST, A DISTANCE OF 348.20 FEET TO A 1/2 INCH REBAR FOUND: THENCE SOUTH 83 DEGREES 14 MINUTES 49 SECONDS EAST, A DISTANCE OF 289.21 FEET TO A 1/2 INCH REBAR FOUND; THENCE NORTH 57 DEGREES 43 MINUTES 12 SECONDS EAST: A DISTANCE OF 284.30 FEET TO A 1/2 INCH REBAR FOUND; THENCE SOUTH 17 DEGREES 17 MINUTES 50 SECONDS EAST, A DISTANCE OF 111.64 FEET TO A POINT IN A RETENTION POND; THENCE SOUTH 22 DEGREES 01 MINUTES 15 SECONDS WEST, A DISTANCE OF 549.34 FEET TO A POINT, THENCE SOUTH 29 DEGREES 20 MINUTES 37 SECONDS EAST, A DISTANCE OF167.39 FEET TO A PK NAIL FOUND ON THE NORTHWESTERLY RIGHT-OF-WAY OF PEACHTREE, INDUSTRIAL BOULEVARD; THENCE CONTINUING ALONG THE SAID RIGHT OF-WAY SOUTH 62 DEGREES 55 MINUTES 02 SECONDS WEST, A DISTANCE OF 77.45 FEET TO A 1/2 INCH REBAR FOUND: THENCE RUNNING ALONG AN ARC OF A CURVE TO THE

MIAMI 3479980.2 72496/42032

2

DocuSign Envelope ID: C19C52E3-3B8E-41BE-B021-7D1A4F53C0F3

DISTANCE OF 308.90 FEET, SAID ARC HAVING A RADIUS OF 11534.16 FEET AND BEING SUBTENDED BY A CHORD BEARING OF NORTH 62 DEGREES 09 MINUTES 00 SECONDS EAST AND A DISTANCE OF 308.89 FEET TO A 1/2 INCH REBAR FOUND; THENCE NORTH 62 DEGREES 55 MINUTES 02 SECONDS EAST A DISTANCE OF 77.45 FEET TO A PK NAIL FOUND; SAID PK NAIL FOUND BEING THE POINT OF BEGINNING; FROM SAID POINT OF BEGINNING AS THUS ESTABLISHED, THENCE LEAVING SAID RIGHT-OF-WAY NORTH 29 DEGREES 20 MINUTES 37 SECONDS WEST A DISTANCE OF 167.39 FEET TO A POINT; THENCE NORTH 22 DEGREES 01 MINUTE 15 SECONDS EAST A DISTANCE OF 549.34 FEET TO A POINT IN A RETENTION POND; THENCE NORTH 17 DEGREES 17 MINUTES 50 SECONDS WEST A DISTANCE OF 111 .64 FEET TO A 1/2 INCH REBAR FOUND; THENCE NORTH 18 DEGREES 42 MINUTES 00 SECONDS EAST A DISTANCE OF 100.60 FEET TO A 1/2 INCH REBAR FOUND; THENCE NORTH 61 DEGREES 24 MINUTES 50 SECONDS EAST A DISTANCE OF 100.39 FEET TO A POINT ON THE CENTERLINE OF A CREEK; THENCE CONTINUING ALONG THE CENTERLINE OF SAID CREEK SOUTH 47 DEGREES 03 MINUTES 58 SECONDS EAST A DISTANCE OF 87.24 FEET TO A POINT; THENCE SOUTH 33 DEGREES 23 MINUTES 06 SECONDS EAST A DISTANCE OF 67.22 FEET TO A POINT; THENCE SOUTH 31 DEGREES 24MINUTES 02 SECONDS EAST A DISTANCE OF 57.04 FEET TO A POINT; THENCE SOUTH 67 DEGREES 41 MINUTES 29 SECONDS EAST A DISTANCE OF 20.11 FEET TO A POINT; THENCE SOUTH 68 DEGREES 35 MINUTES 26 SECONDS EAST A DISTANCE OF 50.90 FEET TO A POINT; THENCE SOUTH 79 DEGREES 15 MINUTES 10 SECONDS EAST A DISTANCE OF 23.67 FEET TO A POINT; THENCE SOUTH 26 DEGREES 27 MINUTES 11 SECONDS EAST A DISTANCE OF 20.37 FEET TO A POINT; THENCE SOUTH 52 DEGREES 54 MINUTES 43 SECONDS EAST A DISTANCE OF 22.38 FEET TO A POINT; THENCE SOUTH 30 DEGREES 57 MINUTES 12 SECONDS EAST A DISTANCE OF 12.69 FEET TO A POINT; THENCE SOUTH 38 DEGREES 15 MINUTES 31 SECONDS WEST A DISTANCE OF 7.76 FEET TO A POINT; THENCE SOUTH 38 DEGREES 48 MINUTES 29 SECONDS EAST A DISTANCE OF 26.92 FEET TO A POINT; THENCE SOUTH 44 DEGREES 09 MINUTES 41 SECONDS EAST A DISTANCE OF 34.03 FEET TO A POINT; THENCE SOUTH 52 DEGREES 24 MINUTES 29 SECONDS EAST A DISTANCE OF 21.44 FEET TO A POINT; THENCE SOUTH 82 DEGREES 58 MINUTES 59 SECONDS EAST A DISTANCE OF 28.01 FEET TO A POINT; THENCE SOUTH 04 DEGREES 56 MINUTES 50 SECONDS WEST A DISTANCE OF 14.48 FEET TO A POINT; THENCE SOUTH 11 DEGREES 43 MINUTES 38 SECONDS WEST A DISTANCE OF 15.10 FEET TO A POINT; THENCE SOUTH 71 DEGREES 36 MINUTES 38 SECONDS EAST A DISTANCE OF 44.10 FEET TO A POINT; THENCE SOUTH 58 DEGREES 06 MINUTES 58 SECONDS EAST A DISTANCE OF 56.90 FEET, TO A POINT; THENCE SOUTH 39 DEGREES 04 MINUTES 46 SECONDS EAST A DISTANCE OF 27.25 FEET TO A POINT; THENCE SOUTH 72 DEGREES 56 MINUTES 48 SECONDS EAST A DISTANCE OF 25.87 FEET TO A POINT; THENCE NORTH 55 DEGREES 51 MINUTES 54 SECONDS EAST A DISTANCE OF 20.35 FEET TO A POINT; THENCE SOUTH 42 DEGREES 16 MINUTES 48 SECONDS EAST A DISTANCE OF 15.51 FEET TO A POINT; THENCE SOUTH 14 DEGREES 55 MINUTES 24 SECONDS WEST A DISTANCE OF 17.87 FEET TO A POINT; THENCE SOUTH 16 DEGREES 41 MINUTES 40 SECONDS EAST A DISTANCE OF 44.62 FEET TO A POINT; THENCE SOUTH 32 DEGREES 55 MINUTES 54 SECONDS WEST A DISTANCE OF 23.74 FEET TO A POINT; THENCE SOUTH 56 DEGREES 50 MINUTES 52 SECONDS EAST A DISTANCE OF 34.81 FEET TO A POINT; THENCE SOUTH 27 DEGREES 05 MINUTES 20 SECONDS EAST A DISTANCE OF 25.10 FEET TO A 1/2 INCH REBAR FOUND; THENCE SOUTH 62 DEGREES 55 MINUTES 02 SECONDS WEST A DISTANCE OF 826.57 FEET TO A POINT, SAID POINT BEING THE POINT OF BEGINNING.

SAID TRACT OR PARCEL OF LAND CONTAINING APPROXIMATELY 8.29 ACRES AND IS THE SAME PROPERTY CONVEYED FROM MCRAE & STOLZ, INC. TO HIGHWOODS REALTY LIMITED PARTNERSHIP, RECORDED IN DEED BOOK 20332,PAGE 179, DEED RECORDS OF

GWINNETT COUNTY, GA. ALSO DESCRIBED AS PARCEL 148, LOT 3, BLOCK A, PER PLAT BOOK 87, PAGE 68, GWINNETT COUNTY, GEORGIA RECORDS.

MIAMI 3479980.2 72496/42032

DocuSign Envelope ID: C19C52E3-3B8E-41BE-B021-7D1A4F53C0F3

LEFT AN ARC DISTANCE OF 308.90 FEET, SAID ARC HAVING A RADIUS OF 11534.16 FEET AND BEING SUBTENDED BY A CHORD BEARING OF SOUTH 62 DEGREES 09 MINUTES 00 SECONDS WEST AND A DISTANCE OF 308.89 FEET TO A 1/2 INCH REBAR FOUND; THENCE RUNNING ALONG AN ARC OF A CURVE TO THE LEFT AN ARC DISTANCE OF 61.15 FEET, SAID ARC HAVING A RADIUS OF 11534.16 FEET AND BEING SUBTENDED BY A CHORD BEARING OF SOUTH 61 DEGREES 13 MINUTES 51 SECONDS WEST A DISTANCE OF 61.15 FEET TO A 1/2 INCH REBAR FOUND; THENCE RUNNING ALONG AN ARC OF A CURVE TO THE LEFT AN ARC DISTANCE OF 170.37 FEET; SAID ARC HAVING A RADIUS OF 11534.16 FEET AND BEING SUBTENDED BY A CHORD BEARING OF SOUTH 60 DEGREES 39 MINUTES 01 SECONDS WEST, A DISTANCE OF 170.37 FEET TO A POINT, SAID POINT IS THE POINT OF BEGINNING.

SAID TRACT OR PARCEL OF LAND CONTAINING APPROXIMATELY 13.16 ACRES AND IS PART OF THE PROPERTY CONVEYED FROM BATTERY-HIW III, LLC TO HIGHWOODS REALTY LIMITED PARTNERSHIP, RECORDED IN DEED BOOK 20618 PAGE 249 DEED RECORDS OF GWINNETT COUNTY, GA, ALSO DESCRIBED AS PARCEL 88, LOT 2 BLOCK A, PER PLAT BOOK 87, PAGE 68, GWINNETT COUNTY, GEORGIA RECORDS.

AND

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOT 269 OF THE 6TH LAND DISTRICT, GWINNETT COUNTY, GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

TO FIND THE POINT OF BEGINNING, COMMENCE AT A POINT FORMED BY THE NORTHWESTERLY RIGHT-OF-WAY OF PEACHTREE INDUSTRIAL BOULEVARD (RIGHT-OF-WAY VARIES) AND THE NORTHEASTERLY RIGHT-OF-WAY OF OLD PEACHTREE ROAD (100-FOOT RIGHT-OF-WAY); THENCE CONTINUING ALONG THE RIGHT-OF-WAY OF SAID PEACHTREE INDUSTRIAL BOULEVARD NORTH 57 DEGREES 49 MINUTES 32 SECONDS EAST, A DISTANCE OF 77.85 FEET TO A 1/2 INCH REBAR FOUND; THENCE RUNNING AN ARC OF A CURVE TO THE RIGHT AND AN ARC DISTANCE OF 50.77 FEET, SAID ARC HAVING A RADIUS OF 11534.16 FEET AND BEING SUBTENDED BY A CHORD BEARING OF NORTH 57 DEGREES 57 MINUTES 06 SECONDS EAST AND A DISTANCE OF 50.77 FEET TO A 1/2 INCH REBAR FOUND; THENCE RUNNING AN ARC OF A CURVE TO THE RIGHT AN ARC DISTANCE OF 340.72 FEET, SAID ARC HAVING A RADIUS OF 11534.16 FEET AND BEING SUBTENDED BY A CHORD BEARING AT NORTH 58 DEGREES 55 MINUTES 26 SECONDS EAST A DISTANCE OF 340.70 FEET TO A 1/2 INCH REBAR FOUND; THENCE RUNNING AN ARC OF A CURVE TO THE RIGHT AN ARC DISTANCE OF 93.09 FEET, SAID ARC HAVING A RADIUS OF 11534.16 FEET AND BEING SUBTENDED BY A CHORD BEARING OF NORTH 59 DEGREES 59 MINUTES 45 SECONDS EAST A DISTANCE OF 93.09 FEET TO A 1/2 INCH REBAR SET: THENCE RUNNING ALONG AN ARC OF A CURVE TO THE RIGHT ON AN ARC DISTANCE OF 170.37 FEET, SAID ARC HAVING A RADIUS OF 11534.16 FEET AND BEING SUBTENDED BY A CHORD BEARING OF NORTH 60 DEGREES 39 MINUTES 01 SECOND EAST A DISTANCE OF 170.37 FEET TO A 1/2 INCH REBAR FOUND; THENCE RUNNING ALONG AN ARC OF A CURVE TO THE RIGHT AN ARC DISTANCE OF 61.15 FEET, SAID ARC HAVING A RADIUS OF 11534.16 FEET AND BEING SUBTENDED BY A CHORD BEARING OF NORTH 61 DEGREES 13 MINUTES 51 SECONDS EAST A DISTANCE OF 61.15 FEET TO A 1/2 INCH REBAR FOUND; THENCE RUNNING ALONG AN ARC OF A CURVE TO THE RIGHT AN ARC

MIAMI 3479980.2 72496/42032

EXHIBIT C
ADDITIONAL RENT, TAXES, AND INSURANCE
1.    Additional Rent. During the Term, Tenant shall pay to Landlord Tenant’s Proportionate Share of the annual Operating Costs (defined below) in the Project (“Additional Rent”). Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Base Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.
2.    Operating Costs. The term “Operating Costs” shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project or Complex, as applicable, determined in accordance with sound accounting principles consistently applied, including the following costs: (a) wages and salaries of all on-site employees engaged in the management, operation, maintenance, repair or security of the Project or Complex, as applicable (together with Landlord’s reasonable allocation of expenses of off-site employees who perform a portion of their services in connection with the operation, maintenance or security of the Project or Complex, as applicable), including taxes, insurance and benefits relating thereto; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Building Manager or Building Engineer; (b) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project or Complex, as applicable; (c) costs for improvements made to the Project or Complex, as applicable which, although capital in nature, are (i) expected to reduce the normal operating costs (including all utility costs) of the Project or Complex, as applicable, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as (ii) capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any Law existing on the date of the Lease, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion; (d) cost of all utilities; (e) repairs, replacements, and general maintenance of the Project or Complex, as applicable; (f) fair market rental and other costs with respect to the management office for the Building or Complex, if any; and (g) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, or security of the Project or Complex, as applicable, provided that management fees will not exceed four percent (4%) of the gross rentals paid to Landlord by all tenants of the Complex. If the Building is part of a Complex, Operating Costs may be prorated among the Project and the other buildings of the Complex, as reasonably determined by Landlord.
Operating Costs shall not include costs for: (1) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (2) interest, amortization or other payments on loans to Landlord; (3) depreciation, amortization and interest payments, except as set forth above; (4) leasing commissions; (5) legal expenses for services, other than those that benefit the Project or Complex tenants, as applicable (e.g., tax disputes); (6) renovating or otherwise improving leased premises of the Project or Complex, as applicable or vacant space in the Project or Complex, as applicable; (7) Taxes and Insurance which are paid separately pursuant to Sections 3 and 4 below; (8) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project or Complex, as applicable; (9) capital improvements made to the Project or Complex, as applicable, other than capital improvements described in Section 2 of this Exhibit and except for items which are generally considered maintenance and repair items, such as painting of Common Areas, and the like; (10) the cost of installing, operating and maintaining any specialty service, such as daycare, cafeteria, athletic or recreational club; (11) the cost of correcting defects in the construction of the Building or in the Building Systems; (12) salaries of officers and executives of Landlord; (13) the cost of any work or service performed for any tenant of the Building (other than Tenant) to a materially greater extent or in a materially more favorable manner than that furnished generally to the tenants and other occupants (including Tenant); (14) hazardous materials remediation costs; (15) management fees charged for the management of the Building in excess of four percent (4%); (16) the cost of (including increased real estate taxes and other operating expenses related to) any additions to the Building after the original construction; (17) the cost of any repairs, alterations, additions, changes, replacements and other items which are made in order to prepare for a new tenant's occupancy, including permit, license and inspection costs; (18) the cost of any repair in accordance with the casualty and condemnation sections of this Lease; (19) any advertising or promotional expenses; (20) any costs included in Operating Costs representing an amount paid to an entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (21) any expenses for repairs or maintenance which would have been covered by warranties and service contracts in existence on the Commencement Date; (22) any costs of painting, renovating, or decorating of any leased premises in the Building; (23) charges (including applicable taxes) for electricity, steam and other utilities for which Landlord is entitled to reimbursement from any tenant; (24) interest and penalties due to late payment of any amounts owed by Landlord, except such as may be incurred as a result of Tenant’s failure to timely pay its portion of such amounts or as a result of Landlord’s contesting such amounts in good faith; (25) costs related to the existence and maintenance of Landlord as a legal entity, except to the extent attributable to the operation and management of the Project or Complex, as applicable; (26) the cost of correcting latent defects in the Building, latent defects in the Premises which are disclosed to Landlord within one (1) year after the Commencement Date, and defects in base building construction for the Building, the Building Systems, the Parking Area, and other Common Areas; (27) the cost of any work or service performed for any tenant (including Tenant) at such tenant's cost, (28) any ground lease rental; (29) any inducement or “sign-up” payments paid to tenants for signing new leases in the Building (or for the exercise of options under existing leases); (30) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord and/or all fees paid to any parking facility operator (on or off site); (31) costs of any electric power used by any tenant in the Building in excess of the Building‑standard amount; (32) costs incurred in connection with upgrading the Building to comply with disability, life, fire and safety codes, ordinances, statutes, or other laws in effect as in effect on the Commencement Date, including, without limitation, the ADA, and penalties or damages incurred due to such non‑compliance; (33) costs of any disputes between Landlord and its employees, Building management, or Tenant (or any other tenants); (34) any penalties, fines, costs, or interest resulting from the negligence or willful misconduct of Landlord or its agents, contractors, or employees, or resulting from the late payment of any operating expense or other cost or expense related to the Property, including mortgages, ground leases, equipment leases or other financing; (35) any fees, dues, voluntary contributions or similar expenses for political, charitable, civic, industry association or similar organizations; (36) costs for acquisition of any sculptures, paintings, or other objects of art, whether for interior or exterior use; (37) costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, (38) expenses incurred in removing any ex-tenant’s property from the Building; (39) any “validated” parking for any entity; (40) any “above‑standard” cleaning, including, but not limited to construction cleanup or special cleanings associated with parties/events and specific tenant requirements in excess of service provided to Tenant, including related trash collection, removal, hauling and dumping; (41) any reserves for equipment or capital replacement; (42) any bad debt losses or rental losses, or reserves for bad debt or rental losses; or (43) any other operating expenses, which, in accordance with generally accepted accounting principles, consistently applied, would not normally be treated as Operating Expenses by comparable landlords of comparable buildings.
Increases in Operating Costs shall, with the exception of utility charges, security expenses, the cost of complying with governmental requirements, and any other uncontrollable expenses, be limited to a per year cumulative increase of five percent (5%), compounded annually. Increases in utility charges, security expenses, the cost of complying with governmental requirements, and any other uncontrollable expenses, shall not be subject to any limit or “cap.”

Landlord shall not collect or be entitled to collect Operating Costs from all of its tenants in an amount which is in excess of one hundred percent (100%) of the Operating Costs actually paid by Landlord in connection with the operation of the Project. All assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law if requested by Tenant and not included as Operating Costs except in the year in which the assessment or premium installment is actually paid; provided, however, that if the prevailing practice in comparable buildings is to pay such assessments or premiums on an earlier basis, and Landlord pays on such basis, such assessments or premiums shall be included in Operating Costs as paid by Landlord.

Within one hundred twenty (120) days (the “Audit Election Period”) after Landlord furnishes to Tenant the Operating Costs, Tax and Insurance Statement for any calendar year, Tenant may, at its expense during Landlord’s normal business hours, elect to audit Landlord’s Operating Costs, Taxes and Insurance for such calendar year only, subject to the following conditions: (1) there is no uncured Event of Default under this Lease; (2) the audit shall be prepared by an independent certified public accounting firm of recognized national standing; (3) in no event shall any audit be performed by a firm retained on a “contingency fee” basis; (4) the audit shall commence within thirty (30) days after Landlord makes Landlord’s books and records available to Tenant’s auditor and shall conclude within sixty (60) days after commencement; (5) the audit shall be conducted where Landlord maintains its books and records and shall not unreasonably interfere with the conduct of Landlord’s business; and (6) Tenant and its accounting firm shall treat any audit in a confidential manner and shall each execute Landlord’s confidentiality agreement for Landlord’s benefit prior to commencing the audit. Tenant shall deliver a copy of such audit to Landlord within five (5) business days of receipt by Tenant. Notwithstanding the foregoing, Tenant shall have no right to conduct an audit if Landlord furnishes to Tenant an audit report for the calendar year in question prepared by an independent certified public accounting firm of recognized national standing (whether originally prepared for Landlord or another party). This paragraph shall not be construed to limit, suspend, or abate Tenant’s obligation to pay Rent when due, including estimated Operating Costs, Taxes and Insurance. After verification, Landlord shall credit any overpayment determined by the audit report against the next Rent due and owing by Tenant or, if no further Rent is due, refund such overpayment directly to Tenant within thirty (30) days of determination. Likewise, Tenant shall pay Landlord any underpayment determined by the audit report within thirty (30) days of determination. The foregoing obligations shall survive the expiration or earlier termination of the Lease. If Tenant does not give written notice of its election to audit during the Audit Election Period, Landlord’s Operating Costs, Taxes and Insurance for the applicable calendar year shall be deemed approved for all purposes, and Tenant shall have no further right to review or contest the same. If the audit proves that Landlord's calculation of Operating Costs, Taxes and Insurance for the calendar year under inspection was overstated by more than five percent (5%) in the aggregate, then, after verification, Landlord shall pay Tenant's actual reasonable out-of-pocket audit and inspection fees applicable to the review of said calendar year statement within thirty (30) days after receipt of Tenant's invoice therefor.

3.    Taxes. Tenant shall also pay Tenant’s Proportionate Share of Taxes for each year and partial year falling within the Term. Tenant shall pay Tenant’s Proportionate Share of Taxes in the same manner as provided above for Tenant’s Proportionate Share of Operating Costs. “Taxes” shall mean taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project or Complex, as applicable (or its operation), excluding, however, (1) penalties and interest thereon; (2) any excess profits tax (based on the profit landlord makes from the Building through rent an other charges), franchise tax (imposed on Landlord allowing the entity to do business), gift tax (imposed on landlord as a gift giver), capital stock taxes, inheritance or succession tax (based on inherited assets), estate taxes, federal and state taxes on income, and other taxes to the extent applicable to Landlord’s general or net income, but not excluding business license fees (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project or Complex, as applicable, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof); (3) real estate taxes allocable to the tenant improvements of Tenant or other tenants or occupants in the Building or Common Area which are over and above the Landlord’s standard tenant improvement allowance; (4) capital gains taxes, and (5) payroll taxes. Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. For property tax purposes, to the extent allowed by Law, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project and Complex, and all rights to receive notices of reappraisement.

4.    Insurance. Tenant shall pay its Proportionate Share of Insurance for each year and partial year falling within the Term. Tenant shall pay its Proportionate Share of Insurance in the same manner as provided above for Tenant’s Proportionate Share of Operating Costs. “Insurance” shall mean property, liability and other insurance coverages carried by Landlord, including without limitation deductibles and risk retention programs and an allocation of a portion of the cost of blanket insurance policies maintained by Landlord and/or its Affiliates with respect to the Project.
5.    Operating Costs and Tax and Insurance Statement. By May 1 of each calendar year, or as soon thereafter as reasonably practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, adjusted as provided in Section 6 of this Exhibit, and of the Taxes and Insurance for the previous year (the “Operating Costs, Tax and Insurance Statement”). If Tenant’s estimated payments of Operating Costs or Taxes or Insurance under this Exhibit C for the year covered by the Operating Costs, Tax and Insurance Statement exceed Tenant’s share of such items as indicated in the Operating Costs, Tax and Insurance Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Operating Costs, Taxes or Insurance under this Exhibit C for such year are less than Tenant’s share of such items as indicated in the Operating Costs, Tax and Insurance Statement, then Tenant shall promptly pay Landlord such deficiency, notwithstanding that the Term has expired and Tenant has vacated the Premises.
6.    Gross-Up. With respect to any calendar year or partial calendar year in which the Building or Complex, as applicable, is not occupied to the extent of one hundred percent (100%) of the rentable area thereof, or Landlord is not supplying services to one hundred percent (100%) of the rentable area thereof, the Operating Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building or Complex, as applicable, been occupied to the extent of one hundred percent (100%) of the rentable area thereof and Landlord had been supplying services to one hundred percent (100%) of the rentable area thereof.

EXHIBIT D
TENANT FINISH-WORK: ALLOWANCE
(Tenant Performs the Work)
1.    Acceptance of Premises. Except as set forth in this Exhibit, Tenant accepts the Premises in their “AS-IS” condition on the date that this Lease is entered into. Landlord shall be responsible for all non-compliant code violations for base building and adjacent tenant spaces that impact Tenant for obtaining a permit for construction inspections or a certificate of occupancy.
2.    Space Plans.
(a)    Preparation and Delivery. Tenant acknowledges that Tenant has met with Hendrick, Inc. (the “Architect”) to discuss the nature and extent of all improvements that Tenant proposes to install in the Premises and, at such meeting, provided the Architect with all necessary data and information needed by the Architect to prepare initial space plans. Landlord has delivered to Tenant a space plan prepared by the Architect depicting improvements to be installed in the Premises (the “Space Plans”).
(c)    Test-Fit.    Landlord has previously had a test-fit for the Premises prepared by the Architect for a fee of $.12 per square feet, which amount will be paid by the Landlord outside of the Construction Allowance.
3.    Working Drawings.
(a)    Preparation and Delivery. On or before the date which is sixty (60) days following the date on which the Space Plans are approved by Tenant and Landlord, Tenant shall cause to be prepared final working drawings of all improvements to be installed in the Premises and deliver the same to Landlord for its review and approval (which approval shall not be unreasonably withheld, delayed or conditioned). Such working drawings shall be prepared by Hendrick, Inc., or another independent design consultant selected by Tenant (whose fee shall be included in the Total Construction Costs [defined below]).
(b)    Approval Process. Landlord shall notify Tenant, in writing, whether it approves of the submitted working drawings within five (5) Business Days after Tenant’s submission thereof. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within five (5) Business Days after such notice, revise such working drawings in accordance with Landlord’s objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within two (2) Business Days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Landlord and Tenant. If Landlord fails to notify Tenant that it disapproves of the initial working drawings within five (5) Business Days (or, in the case of resubmitted working drawings, within two (2) Business Days) after the submission thereof, then Landlord shall be deemed to have approved the working drawings in question.
(c)    Landlord’s Approval; Performance of Work. If any of Tenant’s proposed construction work will affect the Building’s Structure or any of the Building’s Systems, then the working drawings pertaining thereto must be approved by Landlord. Landlord’s approval of such working drawings shall not be unreasonably withheld, conditioned or delayed, provided that (1) they comply with all Laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building’s Common Areas or elevator lobby areas (if any), (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, “Working Drawings” shall mean the final working drawings approved by Landlord and Tenant, as amended from time to time by any approved changes thereto, and “Work” shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Tenant shall cause the Work to be performed in substantial accordance with the Working Drawings.
4.    Bidding of Work. Prior to commencing the Work, Tenant shall competitively bid the Work to four (4) independent contractors each approved by both Tenant and Landlord. Contractor list shall include the Leapley Construction, KR Witwer, CA South and Structor Group.
5.    Definitions. As used herein, a “Landlord Delay Day” shall mean each day of delay in the performance of the Work that occurs as a result of (a) Landlord’s failure to timely deliver or approve any required documentation such as the Space Plans or Working Drawings, (b) Landlord’s failure to timely furnish any information or deliver or approve any required documents such as the Space Plans, Working Drawings (whether preliminary, interim revisions or final) (c) Landlord’s failure, on more than one (1) occasion, to have an authorized representative (that may change from time to time) attend any meeting with Tenant, the Architect, any design professional, or any contractor, or their respective employees or representatives, as may be required or scheduled hereunder or otherwise necessary in connection with the preparation or completion of any construction documents, such as the Space Plans, Working Drawings, or in connection with the performance of the Work, provided Landlord is notified at least forty-eight (48) hours in advance of meeting. Any Landlord Delay Day that delays Tenant’s commencement shall result in day for day abatement of rent until such time as Tenant is able to commence the Lease. As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean the Work in the Premises has been performed in substantial accordance with the Working Drawings (other than any details of construction, mechanical adjustment or other similar matter, the non-completion of which does not materially interfere with Tenant’s use or occupancy of the Premises) and Tenant has received a temporary certificate of occupancy or a certificate of occupancy.
6.    Excess Costs. The entire cost of performing the Work (including design and engineering of the Work and preparation of the Working Drawings, costs of construction labor and materials, including, but not limited to voice and data cabling, security and audio visual, general tenant signage and the construction supervision fee referenced in Section 8 of this Exhibit, all of which costs are herein collectively called the “Total Construction Costs”) in excess of the Construction Allowance (hereinafter defined) shall be paid by Tenant. Upon approval of the Working Drawings and selection of a contractor, Tenant shall, no later than two (2) Business Days thereafter, (a) execute a work order agreement prepared by Landlord which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance, and (b) pay to Landlord fifty percent (50%) of the amount by which Total Construction Costs exceed the Construction Allowance. Upon Substantial Completion of the Work, Tenant shall pay to Landlord, within thirty (30) days of receipt of an invoice, an amount equal to the Total Construction Costs (as adjusted for any approved changes to the Work), less (1) the amount of the advance payment already made by Tenant, and (2) the amount of the Construction Allowance. In the event of default of payment of such excess costs, Landlord (in addition to all other remedies) shall have the same rights as for an Event of Default under the Lease.
7.    Construction Allowance; Moving Allowance. Landlord shall provide to Tenant a construction allowance not to exceed $35.00 per rentable square foot in the Premises (the “Construction Allowance”) to be applied toward the Total Construction Costs, as adjusted for any changes to the Work. The Construction Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs, if, as, and when the cost of the Work is actually incurred and paid by Landlord. The Construction Allowance must be used within twelve (12) months following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto, unless otherwise agreed to in writing by Landlord and Tenant. In addition, any unused balance of the Construction Allowance up to $5.00 per rentable square foot of the Premises (the “Moving Allowance”) may be used towards any and all reasonable relocation costs to the Premises (including costs and/or purchase of moving, cabling, wiring, furniture, equipment, telephony, project management, related consultants/vendors and other office installations). The Construction Allowance, Moving Allowance or the applicable portions thereof shall be paid by

Landlord to Tenant or to Tenant’s vendors or contractors within thirty (30) days of Landlord’s receipt of the invoices. 10.
8.     Construction Management. Tenant or its Affiliate or agent shall supervise the Work and manage the construction contract. Upon receipt of invoices from Tenant or its Affiliate or agent, Landlord shall make disbursements required to be made to the contractor. Landlord’s Representative or designated agent will act as a liaison between the contractor and Tenant or its Affiliate or agent and coordinate the relationship between the Work, the Building and the Building’s Systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to one and one-half percent (1.5%) of the General Construction Contract Sum (excluding the construction supervision and consultant fee).
9.    Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Traci Tomas, Vice President
Peachtree II and III, LLC
C/O Continental Property Group
1907 Wayzata Blvd, Suite 250
Wayzata, MN 55391
Telephone: 952-473-1700
Telecopy: 952-473-2700
Email: ttomas@leasespace.com

Tenant’s Representative:

c/o	Telephone: Telecopy:
13.    Miscellaneous. To the extent not inconsistent with this Exhibit, Sections 7(a) and 20 of this Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

EXHIBIT E
BUILDING RULES AND REGULATIONS
The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, and the appurtenances thereto:

1.	Smoking is prohibited in the Premises, the main lobby, public corridors, elevators and elevator lobbies, stairwells, restrooms, and other common areas within the Building.

2.
Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during the hours which are not Normal Business Hours. When departing after the Building’s Normal Business Hours, Tenant and its employees, agents, and invitees must ensure that the doors to the Building and the Premises are securely closed and locked. Requests to the Landlord, for access to the Building or any part thereof when it is locked, may be refused unless the person seeking access has arranged in advance for access or admission into the Building or any part thereof. Landlord and its agents shall not be liable for damages for any error concerning the admission to, or the exclusion from, the Building of any person.

3.
Landlord agrees to furnish Tenant two keys for each keyed door located within the Premises without charge. If the Building entrance and/or the primary entrance to the Premises is accessed with either a pass key or key card, Landlord agrees to furnish Tenant two pass keys or key cards, as the case may be, per 1,000 square feet of leased space. Any additional pass keys or key cards required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay. All keys and key cards to Premises shall be surrendered to Landlord upon termination of this Lease.

4.
All contractors and installation technicians shall comply with Landlord’s rules and regulations pertaining to construction and installation. This provision shall apply to all work performed on or about the Premises, Building, Project or Complex, including installation of telephones, computer wiring, electrical devices and attachments, and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, and equipment, or any other physical portion of the Premises, Building, Project or Complex.

5.
No signaling or telephonic devices, including antennae and satellite dishes, or other wires, cabling and instruments or devices shall be installed on the exterior walls of the Premises, Building, Project or Complex without the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold, condition or delay. No advertising banners or balloons or any other items which require fastening to the exterior walls of the Premises, Building, Project or Complex are permitted without the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold, condition or delay. Mechanical equipment, utility meters, and/or storage tanks will not be placed in or on the Premises,

Building, Project or Complex without Landlord’s prior written approval, which approval Landlord shall not unreasonably withhold, condition or delay.

6.
Tenant shall not overload the floor of the Premises; safes and other heavy articles shall be placed by Tenant only in such manner and location as may be specified in writing by Landlord, and any damage done to the Building or Premises from overloading a floor, or injury to persons in moving safes or other heavy articles in or out of the Building or Premises, shall be paid for by Tenant.

7.
No furniture, freight, or equipment of any kind, other than those delivered by messenger and express type services, may be brought into or out of the Building without prior notice to, and consent from, the Landlord, which consent Landlord shall not unreasonably withhold, condition or delay. All moving activity into or out of the Building must be scheduled with the Landlord and done only in the manner, and restricted to the hours, reasonably designated by Landlord. All such movement shall be under supervision of Landlord and carried out in a manner that shall comply with Landlord’s rules and regulations. Tenant assumes, and shall indemnify Landlord against all loss, liability, cost, expense, risk or claim of damage or injury to persons and properties arising in connection with any said movement. All hand trucks used in the Building must be equipped with rubber tires and side guards. The only elevator on which heavy and/or large deliveries can be utilized is the freight elevator. If the Building does not provide a freight elevator, passenger elevators may be used with Landlord’s approval, and given at least 24 hours’ notice so that proper protection can be put in place.

8.
Tenant shall not use any method of heating or air-conditioning, other than that supplied by Landlord, without Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, condition or delay. Space heaters are an electrical fire hazard and are not to be used in Tenant’s Premises.

9.
No cooking shall be done or permitted on the Premises, except that Underwriters’ Laboratory (UL)-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate, and similar beverages for employees and visitors. This use must be in accordance with all applicable federal, state, and city laws, ordinances, rules, and regulations. Tenant shall not use outdoor grills or cooking equipment, nor place picnic tables, tents, sports equipment, etc. in or about the Premises, without the prior written approval from Landlord.

10.	Tenant shall not, at any time, occupy any part of the Premises, the Building, or the Property as sleeping or lodging quarters.

11.
No dogs, cats, fowl or other animals shall be brought into, or kept in or about the Premises, the Building, or the Property, except for those animals utilized to assist any persons with disabilities. Landlord should be notified in advance, and in writing, if any such animals will be utilized on a regular basis.

12.
Tenant and its employees and invitees, shall not disturb occupants of the Building or the Property by the use of any radios, tape or CD players, or other musical instruments, or the making of objectionable noises. The location of office parties and functions shall be restricted to the Premises. Catering services shall use the service entrance and the service elevator for deliveries.

13.
All canvassing, soliciting, and peddling in or about the Premises, the Building, or the Property is prohibited. Tenant, Tenant’s employees, and Tenant’s agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or common areas, or disturb, solicit, or canvas any occupant of the Premises, the Building, or the Property. Landlord reserves the right to exclude or expel from the Property any person who, in Landlord’s reasonable judgment, is under the influence of alcohol or drugs, or commits any act in violation of any of these Rules and Regulations.

14.
The restrooms, urinals, wash bowls, and other apparatus shall not be used for any purpose including, without limitation, drug testing, other than that for which they were constructed, and no foreign substance of any kind shall be thrown or poured into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who caused, or whose employees, agents, contractors, invitees, or licensees caused the breakage, stoppage, or damage.

15.
None of the parking, plaza, recreation, or lawn areas, entries, passages, doors, elevators, hallways, or stairways shall be blocked or obstructed; nor shall any rubbish, litter, trash or material of any nature be placed, emptied or thrown into these areas; nor shall these areas be used by Tenant’s agents, employees, and/or invitees at any time for purposes which are inconsistent with their designation by Landlord.

16.
No signs of any type or description shall be erected, placed, or painted in or about the doors and windows, the building, or the grounds of the Project or Complex or right-of-way of which the Premises are a part except those signs submitted to Landlord in writing and approved by Landlord in writing, which approval Landlord shall not unreasonably withhold, condition or delay, and which signs are in conformance with the any protective covenants applicable to the project of which the Building is a part. No covers or awnings over or outside of the windows nor draperies or coverings hung inside the windows will be permitted without Landlord’s prior written approval.

17.
Tenant and its employees, agents, and invitees shall park their vehicles only in those parking areas designated by Landlord and entirely within the lines. All directional signs, arrows, and posted speed limits must be observed. Bicycles, motorcycles or other mobile devices shall not be allowed or placed anywhere on the Property or in the Building, except within those areas so designated. Parking is prohibited in areas not striped for parking, in aisles where “No Parking” signs are posted, on ramps, in crosshatched areas, and in other areas as may be designated by Landlord.

18.
Tenant and its employees, agents, and invitees shall not leave any vehicle in a state of disrepair, including, without limitation, flat tires, oil or damaging fluid leaks, out-of-date inspection stickers or license plates, on the Property. If Tenant or its employees, agents or invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Landlord, after ticketing the vehicle in violation, shall have the right to remove such vehicle at its owner’s expense. No vehicle maintenance will be done on the Property without the prior written consent of Landlord, which may be withheld in its sole discretion.

19.
Tenant and its employees, agents, and invitees shall park their vehicles in compliance with all parking rules and regulations, including any sticker or other identification system established by Landlord. Parking stickers or other forms of identification supplied by Landlord shall remain the property of Landlord and are not transferable. Vehicles should be kept locked; any damage to vehicles or persons is assumed by the vehicle’s owner or its driver.

20.
Employees of Landlord shall not be responsible to carry messages from or to Tenant. Nor shall employees of Landlord contract with, or render free or paid service to any Tenant or to any of Tenant’s agents, employees, or invitees which service is not covered in this Lease, without prior written notice to Landlord, which consent Landlord shall not unreasonably withhold, condition or delay.

21.
Tenant shall comply with all safety, fire protection, and evacuation procedures and regulations established by Landlord or by any government agency. All Christmas trees placed in the Tenant’s Premises must be fire-resistant artificial trees. Any lighting attached to trees or decorations must be UL approved and designated for the purpose being used. Installation of any decorations that could be deemed potential fire hazards requires the prior written approval of Landlord, which approval Landlord shall not unreasonably withhold, condition or delay. Decorations placed outside of Tenant’s Premises shall also require the prior approval of Landlord.

22.	No firearms are permitted in the Building, except firearms carried by licensed Federal, State of Georgia or local personnel while on duty.

23.
Landlord reserves the right at any time, with reasonable advance notice to Tenant, to change or rescind any one or more of these Rules and Regulations or to make any additional Rules and Regulations that, in Landlord’s judgment, may be necessary for:

a.	The management, safety, care, protection, and cleanliness of the Premises, Building, and Property;

b.	The operation thereof and the preservation of good order therein; and

c.	The protection and comfort of other occupants and tenants and their agents, employees and invitees in the Premises, Building, and Property.

Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants. No waiver by Landlord shall be construed as a waiver of those Rules and Regulations in favor of any other tenant, and no waiver shall prevent Landlord from enforcing those rules and Regulations against any other tenant of the Property. Tenant shall be considered to have read these Rules and Regulations and to have agreed to abide by them as a condition of Tenant’s occupancy of the Premises.

EXHIBIT F
CONFIRMATION OF COMMENCEMENT DATE
______________, 2013
__________________________
__________________________
__________________________
__________________________
Re:    Lease Agreement (the “Lease”) dated _____________, 2012, between Peachtree II and III, L.L.C., a Georgia limited liability company (“Landlord”), and MDA HOLDINGS, INC., a Delaware corporation (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.
Ladies and Gentlemen:
Landlord and Tenant agree as follows:
1.    Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the “Punchlist Items”), and except for such Punchlist Items and any latent defects to the Work identified in writing by Tenant to Landlord within one (1) year from the Commencement Date, Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.
2.    Commencement Date. The Commencement Date of the Lease is __________, 2013.
3.    Expiration Date. The Term is scheduled to expire on the last day of the ___ full calendar month of the Term, which date is ______________, 20__.
4.    Contact Person. Tenant’s contact person in the Premises is:
Attention:
Telephone:
Telecopy:
5.    Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that as of the date hereof it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.
6.    Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.
Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.
Sincerely,
Peachtree II and III, L.L.C., a Georgia limited liability company

By:
Name:
Title:

Agreed and accepted:

MDA HOLDINGS, INC.,
A Delaware corporation

By:
Name:
Title:

EXHIBIT A
PUNCHLIST ITEMS

EXHIBIT G
FORM OF TENANT ESTOPPEL CERTIFICATE
ESTOPPEL CERTIFICATE

This ESTOPPEL CERTIFICATE (the "Agreement") is made and entered into as of this ____ day of March, 2013, by ______________________, a _____________________ ("Lessee"), to and in favor of STATE BANK AND TRUST COMPANY ("Lender").

R E C I T A L S

A.    Lender is now or will be the owner and holder of a certain loan ("Loan") owing by PEACHTREE II AND LLL LLC, Lessor, which is or will be secured by, among other collateral, a Deed to Secure Debt and Security Agreement dated on or about the date hereof, from Lessor to Lender, (the "Security Deed"), which Security Deed will constitute a first priority lien or encumbrance on that certain real property at 4775 & 4855 Peachtree Industrial Boulevard, Norcross, Georgia 30092, and as more particularly described therein (the "Property"), and is further secured by that certain Assignment of Leases and Rents dated on or about the date hereof (the "Assignment") from Lessor to Lender.

B.    Lessor has leased a portion of the Property designated as __________________________ to Lessee, pursuant to the terms of that certain Lease dated ________________________________, executed by Lessee and Lessor (collectively the "Lease").

C.    Lessee desires to confirm and certify to Lender certain matters with respect to the Lease.

A G R E E M E N T

1.    Lessee certifies to Lender that:

(a)	the Lease is presently in full force and effect and has not been modified, amended, extended, supplemented or changed in any way, except as follows: _______________________;

(b)
the term of the Lease commenced on ______________, ____, full rental is now accruing under the Lease, the term of the Lease expires on ______________, ______, and the Lease contains no options to extend or renew the term thereof except as follows: ;

(c)	all conditions required under the Lease that could have been satisfied as of the date hereof have been met;

(d)	the current monthly rental payable under the Lease equals $__________ and no rent under the Lease has been paid more than thirty (30) days in advance of its due date;

(e)
no default exists under the Lease by Landlord or Tenant, nor does any circumstance exist which, with the passage of time or the giving of notice or both, would constitute a default under the Lease by either;

(f)	the Lessee, as of this date, has no charge, lien or claim of offset under the Lease or otherwise, against rents or other charges due or to become due thereunder;

(g)	the Lease constitutes the entire rental agreement between the parties and that Lender shall have no liability or responsibility with respect to any security deposit of Lessee;

(h)
the only persons, firms or corporations in possession of said Property or having any right to the possession or use of said Property (other than the record owner) are those holding under the Lease of the Property; and;

(i)	Lessee has no right or interest in or under any contract, option or agreement involving the sale or transfer of the Property.

2.    In the absence of the prior written consent of Lender, Lessee shall not do any of the following: (a) prepay the rent under the Lease for more than one (1) month in advance; (b) enter into any agreement with the Lessor to amend or modify the Lease; (c) voluntarily surrender the Property or terminate the Lease without cause; or (d) sublease the Property or assign its interest in the Lease.

3.    This Certificate may not be modified orally or in any other manner than by an agreement in writing signed by the parties hereto and their respective successors in interest. This Certificate shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

4.    This Certificate may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all parties hereto, notwithstanding that all parties are not signatories to the original or the same counterpart.

5.      This Certificate is executed by Lessee with full knowledge that it will be relied upon by Lender, its successors and assigns, in connection with the consummation of the Loan.

IN WITNESS WHEREOF, the Lessee has executed this Certificate under seal as of the date and year first above written.

As to Lessee:                        LESSEE:

Signed, sealed and delivered                ___________________________________
in the presence of:                 a ______________________

                By:
Unofficial Witness                     Name:
Its:

Notary Public                  [CORPORATE SEAL]

Commission Expiration Date:

[NOTARIAL SEAL]

EXHIBIT H
RENEWAL OPTION
If no Event of Default exists, and Tenant is occupying the entire Premises at the time of such election, Tenant may renew this Lease for one (1) additional period of five (5) years ( “Renewal Term”), upon the same terms, covenants and conditions of this Lease, except that the Base Rent shall be as determined in accordance with this Exhibit H, by delivering written notice of the exercise thereof to Landlord not earlier than twelve (12) months nor later than nine (9) months before the expiration of the then-existing Term. The Base Rent payable for each month during such Renewal Term shall be the prevailing rental rate (the “Prevailing Rental Rate”), as of the date immediately after the Fixed Expiration Date, for renewals of space in the Building or Complex, as applicable, of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account.
Within thirty (30) days after receipt of Tenant’s notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Base Rent, if any. Tenant shall, within ten (10) Business Days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:
(a)    Base Rent, escalator, tenant allowance, free rent and other concessions shall be adjusted to the Prevailing Rental Rate; and
(b)    Tenant shall have no further renewal option unless expressly granted by Landlord in writing.
If Tenant rejects in writing the Prevailing Rental Rate proposed by Landlord, Landlord and Tenant shall negotiate in good faith for a period of fifteen (15) days to reach a mutual agreement on the Prevailing Rental Rate. If the parties are unable to come to an agreement within such period, the parties shall arbitrate such rate.

Tenant shall specify in such notice its selection of a real estate broker, who shall act on Tenant’s behalf in determining the Prevailing Rental Rate. Within fifteen (15) days after Landlord’s receipt of Tenant’s selection of a real estate broker, Landlord, by written notice to Tenant shall designate a real estate broker, who shall act on Landlord’s behalf in the determination of the Prevailing Rental Rate. Within fifteen (15) days of the selection of Landlord’s broker, the two brokers shall select a third broker meeting the qualifications stated below. Each of the parties shall bear one-half (1/2) of the cost of the appointment of the third broker and of the third broker’s fee. If the three (3) brokers are unable to agree upon the Prevailing Rental Rate within the fifteen (15) days following the appointment of the third broker, then each broker shall separately determine the Prevailing Rental Rate, they shall average the two (2) closest figures, and within three (3) days after the expiration of such fifteen (15) day period, the appointed third broker shall notify Landlord and Tenant of such averaged determination of the Prevailing Rental Rate, which averaged determination shall be binding upon both Landlord and Tenant. In the event that one of the three appraisal Prevailing Rental Rates is equidistant between the highest and the lowest, then notwithstanding the foregoing sentence, there shall be no averaging, and the equidistant Prevailing Rental Rate shall be the final arbitrated rate. In the event that the appraisal process has not been completed prior to the commencement of the Extension Term, then upon commencement of the Extension Term, and until the process is completed (the “Interim Period”), Tenant shall pay Landlord monthly Base Rent equal to the Base Rent for the immediately preceding Lease year, until the increase in the Base Rent is determined by such process as provided herein; provided, however, that such payments made during the Interim Period shall be subject to adjustment based upon the results of such process. If, as a result of such appraisal process, it is determined that Tenant has underpaid Base Rent during the Interim Period, then such underpaid Base Rent shall be due from Tenant to Landlord within ten (10) days after expiration of the Interim Period. All brokers selected in accordance with this Exhibit H must be licensed in the State of Georgia as a real estate broker and shall have at least ten (10) years prior experience in commercial office leasing in the Technology Park/Atlanta or Peachtree Corners market area. If either Landlord or Tenant fails or refuses to select a broker, the other broker shall alone determine the Prevailing Rental Rate. Landlord and Tenant agree that they shall be bound by the determination of Prevailing Rental Rate pursuant to this subparagraph for the Extension Term. Landlord shall bear the fee and expenses of its broker and Tenant shall bear the fee and expenses of its broker.

Promptly after the Prevailing Rental Rent has been determined, Landlord and Tenant shall execute, acknowledge and deliver an agreement setting forth the Base Rent for the Renewal Term, as finally determined, provided that the failure of the parties to do so shall not affect their respective rights and obligations hereunder.

Tenant’s rights under this Exhibit shall terminate if (1) this Lease or Tenant’s right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises, or (3) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof.

EXHIBIT I
RIGHT OF FIRST REFUSAL
1.Subject to then-existing renewal or expansion options of other tenants (or, even if not a right under such tenant’s lease, the renewal of a lease of any tenant by Landlord for the Refusal Space (hereinafter defined)) (“Prior Rights”), and so long as Tenant is then in occupancy of the entirety of the Premises, Landlord grants to Tenant the right (the “Refusal Right”) to lease the Refusal Space, as hereinafter defined, at any time during the Term, on and subject to the following terms and conditions.
(a)The “Refusal Space” shall mean the contiguous adjacent up to 5,000 rentable square feet of space as shown on Exhibit I-1 attached hereto that is the subject of a Third Party Offer, as defined below.

(b)Should Landlord receive from a prospective third party tenant a bona fide offer to lease the Refusal Space or any premises within the Building containing all or a portion of the Refusal Space that Landlord is willing to accept or should Landlord give a prospective tenant an offer to lease the Refusal Space or any premises within the Building containing all or a portion of the Refusal Space, which offer Landlord anticipates the prospective tenant will accept (the “Third Party Offer”), Landlord agrees promptly to so notify Tenant in writing of the relevant terms of the Third Party Offer. If the Third Party Offer contains space in addition to the Refusal Space, if Tenant accepts the Third Party Offer, it shall be required to lease all of the space that is the subject of the Third Party Offer. Tenant shall have a period of five (5) business days after Tenant’s receipt of the notice within which to exercise the Refusal Right (the “Acceptance Period”) by delivery to Landlord of written notice of its exercise on or before the last day of the Acceptance Period. If Tenant fails to duly and timely exercise the Refusal Right, or elects not to exercise the Refusal Right, the same shall lapse, and be of no further force and effect, and Landlord shall be free to lease the Refusal Space.

(c)Within five (5) Business Days after the effective date of Tenant’s exercise of the Refusal Right, Landlord and Tenant shall enter into an amendment to this Lease adding the Refusal Space to the Premises, which amendment shall subject the Refusal Space or any premises within the Building containing all or a portion of the Refusal Space, which is contained in the Third Party Offer, to the Third Party Offer terms. The commencement date of Tenant’s lease of the Refusal Space will commence upon Substantial Completion of any improvements to the Refusal Space.

(d)If Tenant fails to or elects not to exercise the Refusal Right and the third party submitting the Third Party Offer does not lease the Refusal Space, the Refusal Space shall again become subject to the Refusal Right herein contained as to any subsequent Third Party Offer submitted to Landlord.

(e)Tenant’s rights under this Exhibit shall terminate if (i) this Lease or Tenant’s right to possession of the Premises is terminated, (ii) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises, or (iii) less than three (3) full calendar years remain in the Initial Term of this Lease.

EXHIBIT I-1
REFUSAL SPACE

EXHIBIT J
RIGHT OF FIRST OFFER
Intentionally Deleted

~~J-~~ J-1

EXHIBIT K

RENT ABATEMENT PROVISIONS
Base Rent shall be conditionally completely abated during the first two (2) months of the Term commencing upon the Commencement Date and Tenant shall only be required to pay half of the monthly base rental during following twelve (12) months (collectively, the “Base Rent Abatement”). Notwithstanding such abatement of Base Rent (a) all other sums due under the Lease, including Additional Rent shall be payable as provided in the Lease, and (b) any increases in Base Rent set forth in the Lease shall occur on the dates scheduled therefore.

K-1

EXHIBIT L
FORM OF SNDA
SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

THIS AGREEMENT made this __ day of March, 2013, by and among STATE BANK AND TRUST COMPANY (hereinafter referred to as “Lender”) and PEACHTREE II AND III LLC (hereinafter referred to as “Landlord”), and ___________________________________ (hereinafter referred to as “Tenant”);

W I T N E S S E T H:

WHEREAS, Tenant and Landlord’s predecessor have entered into a certain lease agreement dated __________________ (hereinafter referred to as the “Lease”), with respect to a portion of the premises described in Exhibit “A” attached hereto and by this reference made a part hereof (such leased premises, as more particularly described in the Lease, is herein referred to as the “Premises”); and

WHEREAS, Landlord has requested and Lender has agreed to make a loan to Landlord in the original principal amount of $__________________ (the “Loan”), which Loan shall be secured in part by a Deed to Secure Debt and Security Agreement encumbering said property described in Exhibit ”A” (the “Security Instrument”); and

WHEREAS, as a material inducement to Lender to enter into the Loan, Tenant agrees and confirms that the Lease is and shall remain subject and subordinate to the Security Instrument, provided Tenant is assured of continued occupancy of the Premises under the terms of the Lease;

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sum of Ten Dollars ($10.00) and other good valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:

1. Lender, Tenant and Landlord do hereby covenant and agree that the Lease with all rights, options, liens and charges created thereby, is and shall continue to be subject and subordinate in all respects to the Security Instrument and to any advancements made thereunder and to any renewals, modifications, consolidations, replacements and extensions thereof, including any increases therein or supplements thereof.2.Lender does hereby agree with Tenant that, so long as Tenant complies with and performs its obligations under the Lease, (a) Lender will take no action which will interfere with or disturb the right of Tenant to the use, possession and enjoyment of the Premises in accordance with the Lease, and (b) in the event Lender or any other purchaser becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, the Premises shall be subject to the Lease and Lender or such other purchaser shall recognize Tenant as the tenant of the Premises for the remainder of the term of the Lease in accordance with the provisions thereof, provided, however, that Lender or such other purchaser shall not be liable for any act or omission of any prior landlord (including Landlord), or subject to any offsets, counterclaims or defenses which Tenant might have against any prior landlord, or required to construct any improvements which were required to be constructed by any prior landlord, nor shall Lender or such other purchaser be bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord or be liable for the return of any security deposit theretofore paid by Tenant, nor shall Lender or such other purchaser be bound by any amendment or modification of the Lease made without Lender’s consent.

3.Tenant does hereby agree with Lender that, in the event Lender or another purchaser becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, then Tenant shall attorn to and recognize Lender or such other purchaser as the landlord under the Lease for the remainder of the term thereof, and Tenant shall perform and observe its obligations thereunder. Tenant further covenants and agrees to execute and deliver upon request of Lender, or its assigns, an appropriate agreement of attornment to any subsequent titleholder of the Premises.

4.So long as the Security Instrument remains outstanding and unsatisfied, Tenant will mail or deliver to Lender, at the address and in the manner hereinbelow provided, a copy of all notices permitted or required to be given to the landlord by Tenant under and pursuant to the terms and provisions of the Lease. At any time before the rights of the landlord shall have been forfeited or adversely affected because of any default of the landlord, or within the time permitted the landlord for curing any default under the Lease as therein provided (but not less than sixty (60) days from the receipt of notice), Lender may, but shall have no obligation to, pay any taxes and assessments, make any repairs and improvements, make any deposits or do any other act or thing required of the landlord by the terms of the Lease; and all payments so made and all things so done and performed by Lender shall be as effective to prevent the rights of the landlord from being forfeited or adversely affected because of any default under the Lease as the same would have been if done and performed by the landlord.

5.Tenant acknowledges that Landlord has executed and delivered to Lender an assignment of the Lease as security for its loans, and Tenant hereby expressly consents to such assignment.

6.Tenant agrees that there shall be no further subordination of the interest of the Tenant under the Lease to any other lender or to any other party without first obtaining the prior written consent of Lender. Any attempt to effect a further subordination of Tenant’s interest under the Lease without first obtaining the prior written consent of Lender shall be null and void.

7.Landlord and Tenant hereby certify to Lender that the Lease has been duly executed by Landlord and Tenant and is in full force and effect; that the Lease and any modifications and amendments specified herein are a complete statement of the agreement between Landlord and Tenant with respect to the leasing of the Premises, and the Lease has not been modified or amended except as specified herein; that to the knowledge of Landlord and Tenant, no party to the Lease is in default thereunder; that no rent under the Lease has been paid more than thirty (30) days in advance of its due date; and that Tenant, as of this date, has no charge, lien or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due thereunder.

8.Any and all notices, elections, demands, requests and responses thereto permitted or required to be given under this Agreement shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon being personally delivered, or upon being deposited in the United States mail, postage prepaid, certified with return receipt requested, to the other party at the address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any such notice, election, demand or request must be given shall commence on the date of receipt thereof; and provided further no notice of change of address shall be effective until the date of receipt thereof. Personal delivery to a party or to any officer, partner, agent or employee of such party at said address shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt. Any such notice, election, demand, request or response, if given to Lender, shall be addressed as follows:

STATE BANK AND TRUST COMPANY
415 East Paces Ferry Rd.
Atlanta, GA 30305
Attn: Mr. Blake Snyder

and, if given to Tenant, shall be addressed as follows:

______________
______________
______________

and, if given to Landlord, shall be addressed as follows:

PEACHTREE II AND III LLC
c/o Continental Property Group

1907 Wayzata Boulevard, Suite 250
Wayzata, MN 55391

9.    Should Lender become the owner of the Premises or any portion thereof and thereafter there shall be a breach of the obligations of the landlord under the Lease, notwithstanding anything in the Lease to the contrary, Lender shall have no personal liability with respect thereto and Tenant shall look solely to Lender’s interest in the Premises or any portion thereof for satisfaction of any liability that Lender may have to Tenant as a result of such breach.

10.This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns. When used herein, the term “landlord” refers to Landlord and to any successor to the interest of Landlord under the Lease.

11.The certifications and agreements contained herein are made by Tenant with the knowledge that the Lender would not enter into the Loan except in reliance upon such certifications and agreements by Tenant.

12.As between Landlord and Tenant, Landlord and Tenant covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed or construed to modify the Lease.

13.As between Landlord and Lender, Landlord and Lender covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed or construed to modify the Security Instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal, as of the date first above written.

LENDER:

Signed, sealed and delivered	STATE BANK AND TRUST COMPANY
in the presence of:

________________________    By:________________________
Unofficial Witness     Name:___________________
Title:__________________
________________________
Notary Public
My Commission Expires:                [BANK SEAL]
_________________________

(NOTARY SEAL)
[SIGNATURES ON FOLLOWING PAGE]

LANDLORD:

Signed, sealed and delivered in the presence of: ______________________ Unofficial Witness ______________________ Notary Public My Commission Expires: ______________________ (NOTARY SEAL)	PEACHTREE II AND III LLC By: ___________________________(SEAL) Name: Title:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

TENANT:

Signed, sealed and delivered    ______________________________
in the presence of:
By:_________________________
_________________________        Name:____________________
Unofficial Witness        Title:___________________

_________________________
Notary Public
My Commission Expires:
________________________

(NOTARY SEAL)